                                                                  [FILED PURSUANT TO RULE 433]

                                    TERM SHEET SUPPLEMENT
                     FOR USE WITH BASE PROSPECTUS DATED JANUARY 20, 2006

                                  GMAC MORTGAGE CORPORATION

                                     SERVICER AND SPONSOR

                          RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                          DEPOSITOR

                                          J PROGRAM
                           GMACM MORTGAGE PASS-THROUGH CERTIFICATES
                                     (ISSUABLE IN SERIES)
THE TRUSTS

        Each GMAC Mortgage  Corporation trust, also referred to as the issuing entity, will be established  to hold  assets  transferred  to it by the  depositor.  The  assets of each trust will be specified in the prospectus  supplement for the particular  series of certificates and will consist of a pool of one- to four family  residential  first lien mortgage loans.  All of the mortgage loans will be serviced by GMAC Mortgage Corporation.

THE CERTIFICATES

        The  depositor  will  sell  the  offered  certificates  of any  series  pursuant  to a prospectus  supplement and the related base  prospectus.  The  certificates  will be issued in series,  each having its own  designation.  Each series will be issued in one or more  classes of senior  certificates  and one or more  classes  of  subordinated  certificates.  Each class will  evidence  beneficial  ownership  of,  and the  right to a  specified  portion  of future payments on, the mortgage  loans and any other assets  included in the related  trust.  A term sheet may accompany  this term sheet  supplement  for any series and may set forth  additional information about the mortgage loans, the certificates and the trust for that series.

----------------------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET
SUPPLEMENT.
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THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS) WITH THE SEC
FOR THE  OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU  INVEST,  YOU SHOULD READ
THE BASE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS
FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR AND THE OFFERING.  YOU
MAY GET THESE  DOCUMENTS  AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING
WILL  ARRANGE  TO SEND YOU THE  PROSPECTUS  AT NO  CHARGE IF YOU  REQUEST  IT BY  CALLING  THE
TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

The certificates will represent  interests only in the trust, as the issuing entity,  and will not represent  interests in or obligations of Residential  Asset Mortgage  Products,  Inc., as
the depositor, GMAC Mortgage Corporation, as the sponsor, or any of their affiliates.

                                       FEBRUARY 3, 2006

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL INFORMATION THAT IS
REQUIRED TO BE INCLUDED IN THE RELATED BASE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR ANY
SERIES.

THIS TERM SHEET  SUPPLEMENT  AND ANY  RELATED  TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL
OR A  SOLICITATION  OF AN OFFER  TO BUY  THESE  SECURITIES  IN ANY  STATE  WHERE  SUCH  OFFER,
SOLICITATION OR SALE IS NOT PERMITTED.

THE  ATTORNEY  GENERAL  OF THE STATE OF NEW YORK HAS NOT PASSED ON OR  ENDORSED  THE MERITS OF
THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    EUROPEAN ECONOMIC AREA

        In relation to each Member State of the European  Economic Area which has  implemented the  Prospectus  Directive,  each  referred  to in this term  sheet  supplement  as a Relevant
Member State,  each  underwriter  will represent and agree that with effect from and including the date on which the  Prospectus  Directive is  implemented  in that  Relevant  Member State, referred to in this term sheet  supplement  as the Relevant  Implementation  Date,  it has not
made and will not make an offer of  certificates  to the public in that Relevant  Member State prior to the  publication  of a  prospectus  in  relation to the  certificates  which has been approved by the  competent  authority in that  Relevant  Member  State or, where  appropriate, approved in another  Relevant  Member  State and notified to the  competent  authority in that
Relevant Member State,  all in accordance with the Prospectus  Directive,  except that it may,
with  effect  from  and  including  the  Relevant   Implementation  Date,  make  an  offer  of
certificates to the public in that Relevant Member State at any time:

               (a)    to legal  entities  which are  authorized or regulated to operate in the financial  markets or, if not so authorized or regulated,  whose corporate  purpose is solely to invest in securities;

               (b)    to any legal  entity which has two or more of (1) an average of at least
        250 employees  during the last financial  year; (2) a total balance sheet of more than
   (euro)43,000,000 and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annual or consolidated accounts; or

               (c)    in any other  circumstances  which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any  certificates  in any  Relevant  Member State means the  communication  in any form  and by any  means  of  sufficient  information  on  the  terms  of  the  offer  and  the certificates  to be offered so as to enable an investor  to decide to  purchase  or  subscribe the certificates,  as the same may be varied in that Member State by any measure  implementing the  Prospectus  Directive  in that  Member  State,  and  (ii)  "Prospectus  Directive"  means
Directive  2003/71/EC and includes any relevant  implementing  measure in each Relevant Member
State.

                                        UNITED KINGDOM

Each underwriter will represent and agree that:

               (a)    it has only  communicated  or  caused to be  communicated  and will only communicate  or cause to be  communicated  an  invitation  or  inducement to engage in investment  activity  (within the meaning of Section 21 of the Financial  Services and
        Markets  Act,  referred to in this term sheet  supplement  as FSMA)  received by it in connection  with  the  issue or sale of the  certificates  in  circumstances  in which
        Section 21(1) of the FSMA does not apply to the issuer; and

               (b)    it has complied and will comply with all  applicable  provisions  of the
        FSMA with respect to anything done by it in relation to the  certificates  in, from or otherwise involving the United Kingdom.

           IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR
        ANY CLASS OF OFFERED CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED
              BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

        We provide  information to you about the offered  certificates  of any series in three or more separate documents that provide progressively more detail:

               o      the related base  prospectus,  dated  January 20,  2006,  which provides general information, some of which may not apply to your series of certificates;

               o      this term sheet  supplement,  which provides general  information  about series of certificates  issued  pursuant to the  depositor's J program,  some of which may not apply to the offered certificates of any series; and

               o      one or more term sheets,  which describe terms applicable to the classes of the series of offered certificates  described therein and provides a description of certain  collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

        The registration  statement to which this offering relates is United States Securities and Exchange Commission File Number 333-125485.

        The  depositor's  principal  offices are located at 8400  Normandale  Lake  Boulevard,
Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

        Unless the context  otherwise  requires,  references in this term sheet  supplement to
"offered  certificates,"  "mortgage  loans,"  "mortgage pool," "trust," "pooling and servicing agreement,"  "prospectus  supplement"  and other similar terms refer to the particular  series of offered  certificates  being  offered  pursuant  to the final term sheet to which this term sheet supplement relates.

THE  INFORMATION  IN THIS  TERM  SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR  TO THE  TIME OF YOUR
CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES  OF A SERIES,  SUPERSEDES
ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH  CERTIFICATES.  THE
INFORMATION  IN THIS TERM SHEET  SUPPLEMENT  IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR
CHANGE.  THIS TERM SHEET  SUPPLEMENT  IS BEING  DELIVERED  TO YOU  SOLELY TO PROVIDE  YOU WITH
INFORMATION  ABOUT THE OFFERING OF THE CERTIFICATES  REFERRED TO IN THIS TERM SHEET SUPPLEMENT
AND TO  SOLICIT AN OFFER TO  PURCHASE  THE  CERTIFICATES,  WHEN,  AS AND IF  ISSUED.  ANY SUCH
OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED  AND WILL NOT  CONSTITUTE  A  CONTRACTUAL
COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER TO
PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE
ISSUING  ENTITY IS NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE
UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS
OF  THE  UNDERWRITING  AGREEMENT  WITH  THE  ISSUING  ENTITY  AND  THE  AVAILABILITY  OF  SUCH
CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED  THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM,
MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE
THE POOL MAY BECOME  DELINQUENT  OR  DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR
OR  DIFFERENT  MORTGAGE  LOANS  MAY BE ADDED TO THE  POOL,  AND  THAT ONE OR MORE  CLASSES  OF
CERTIFICATES  MAY BE  SPLIT,  COMBINED  OR  ELIMINATED),  AT ANY  TIME  PRIOR TO  ISSUANCE  OR
AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED
THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION TO
SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING
THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES
NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL  NOTIFY YOU,  AND NEITHER THE ISSUING
ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR
ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

                  TABLE OF CONTENTS

     Loan Origination and Types of Mortgage
        Loans .............................S-16
     GMAC Mortgage Corporation Securitization
        Experience ........................S-17
     GMAC Mortgage Corporation Origination
        Experience ........................S-18
     GMAC Mortgage Corporation Servicing

     Non-Recordation of Assignments;
        Possession of Mortgages ...........S-22
     Primary Mortgage Insurance and Primary

     Principal Distributions on the Senior
        Certificates ......................S-38
     Lockout Certificates..................S-38
     Accrual Certificates and Accretion
        Directed Certificates .............S-38
     Floater Certificates and Inverse Floater
        Certificates ......................S-38
     PAC Certificates and Companion
        Certificates ......................S-38
     Principal Distributions on the Class M

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONSS-43
     General...............................S-43
     Class PO and Class IO Certificates
        Yield Considerations ..............S-49
     Class M Certificate Yield
        Considerations ....................S-49
     Additional Yield Considerations
        Applicable Solely to the

     Servicing and Other Compensation and

     Special Tax Considerations Applicable

RATINGS S-61
LEGAL INVESTMENT MATTERS...................S-62
ERISA CONSIDERATIONS.......................S-62

                                         RISK FACTORS

        The offered certificates are not suitable investments for all investors.  In particular, you are encouraged not to purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities.  You are encouraged to possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the prospectus in the context of your financial situation and tolerance for risk.

        You are encouraged to carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS
THE RETURN ON YOUR             Losses on the mortgage loans may occur due to a wide variety of
CERTIFICATES MAY BE AFFECTED   causes, including a decline in real estate values and adverse
BY LOSSES ON THE MORTGAGE      changes in the borrower's financial condition.  A decline in
LOANS, WHICH COULD OCCUR DUE   real estate values or economic conditions nationally or in the
TO A VARIETY OF CAUSES.        regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

THE RETURN ON YOUR             One risk of investing in mortgage-backed securities is created
CERTIFICATES MAY BE            by any concentration of the related properties in one or more
PARTICULARLY SENSITIVE TO      geographic regions.  If the regional economy or housing market
CHANGES IN REAL ESTATE         weakens in any region having a significant concentration of
MARKETS IN SPECIFIC REGIONS.   properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to holders of the related certificates.  A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, power shortages, civil disturbances such as riots, disruptions caused by ongoing power outages, terrorist actions or acts of war.

                               Several hurricanes, which struck Louisiana, Alabama,
                               Mississippi, Texas and Florida in recent months, may have
                               adversely affected mortgaged properties located in those
                               states.  GMAC Mortgage Corporation will make a representation and warranty that each mortgaged property underlying a mortgage loan is free of damage and in good repair as of the closing date.  In the event that a mortgaged property underlying a mortgage loan is damaged as of the closing date for that series and that damage materially and adversely affects the value of or the interests of the holders of the certificates of that series in the related mortgage loan, GMAC Mortgage Corporation will, at its option, be required to either repurchase or substitute the related mortgage loan from the trust.  Any such repurchases may shorten the weighted average lives of the certificates.  We will not know how many mortgaged properties underlying the mortgage loans included in the trust will have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool will be affected.

THE RETURN ON YOUR             The only credit enhancement for the senior certificates will be
CERTIFICATES WILL BE REDUCED   the subordination provided by the Class M Certificates and
IF LOSSES EXCEED THE CREDIT    Class B Certificates and, with respect to any Super Senior
ENHANCEMENT AVAILABLE TO       Certificates, the subordination provided by any Senior Support
YOUR CERTIFICATES.             Certificates.  The only credit enhancement for the Class M
                               Certificates will be the subordination provided by the Class B
                               Certificates and by any class of Class M Certificates with a lower payment priority.  You should also be aware that the credit enhancement provided for some types of losses is limited.

THE VALUE OF YOUR              If the performance of the mortgage loans is substantially worse
CERTIFICATES MAY BE REDUCED    than assumed by the rating agencies, the ratings of any class of
IF LOSSES ARE HIGHER THAN      the certificates may be lowered in the future.  This would
EXPECTED.                      probably reduce the value of those certificates.  None of the depositor, the servicer or any other entity will have any
                               obligation to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.
LIMITED OBLIGATIONS
PAYMENTS ON THE MORTGAGE       The certificates represent interests only in the trust.  The
LOANS ARE THE PRIMARY SOURCE   certificates do not represent an ownership interest in or
OF PAYMENTS ON YOUR            obligation of the depositor, the seller, the servicer or any of
CERTIFICATES.                  their affiliates.  If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the seller, the servicer or any other entity, and will incur losses.
LIQUIDITY RISKS
YOU MAY HAVE TO HOLD YOUR      A secondary market for your certificates may not develop.  Even
CERTIFICATES TO MATURITY IF    if a secondary market does develop, it may not continue or it
THEIR MARKETABILITY IS         may be illiquid.  Neither the underwriter nor any other person
LIMITED.                       will have any obligation to make a secondary market in your certificates.  Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield.  Illiquidity can have a severe adverse effect on the market value of your certificates.
                               Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment
                               requirements of limited categories of investors.

SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS
THE YIELD ON YOUR              The yield to maturity on each class of offered certificates will
CERTIFICATES WILL VARY         depend on a variety of factors, including:
DEPENDING ON THE RATE OF
PREPAYMENTS.                   o       the rate and timing of principal payments on the related
                                    mortgage loans, including prepayments, defaults and
                                    liquidations, and repurchases due to breaches of
                                    representations or warranties;

                               o       the allocation of principal payments among the various
                                    classes of offered certificates;

                               o       the pass-through rate for that class;

                               o       realized losses and interest shortfalls; and

                               o       the purchase price of that class.

                               The rate of prepayments is one of the most important and least predictable of these factors.
                               In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated.
                               Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON     Since mortgagors can generally prepay their mortgage loans at
THE MORTGAGE LOANS WILL VARY   any time, the rate and timing of principal distributions on the
DEPENDING ON FUTURE MARKET     offered certificates are highly uncertain.  Generally, when
CONDITIONS, AND OTHER          market interest rates increase, borrowers are less likely to
FACTORS.                       prepay their mortgage loans.  This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans.  This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of
                               certificates.

                               Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may
                               increase the rate of prepayments on the mortgage loans.  These refinancing programs may be offered by the servicer or its affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

                                See "Description of The Mortgage Pool" and "Yield and
                               Prepayment Considerations" in this term sheet supplement and
                               "Maturity and Prepayment Considerations" in the prospectus.

THE YIELD ON YOUR              The offered certificates of each class have different yield
CERTIFICATES WILL BE           considerations and different sensitivities to the rate and
AFFECTED BY THE SPECIFIC       timing of principal distributions.  The following is a general
TERMS THAT APPLY TO THAT       discussion of yield considerations and prepayment sensitivities
CLASS, DISCUSSED BELOW.        of each class.

    CLASS A CERTIFICATES       The Class A Certificates entitled to payments of principal are subject to various priorities for payment of principal.
                               Distributions of principal on the Class A Certificates with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the
                               mortgage pool. Those classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage loans not covered by the credit enhancement.
                               See "Description of the Certificates--Principal Distributions on
                               the Senior Certificates" in this term sheet supplement.

    LOCKOUT CERTIFICATES       Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any
                               distributions of payments of principal until distribution dates in the future and for a period thereafter will receive a
                               disproportionately small portion of payments of principal, unless the Certificate Principal Balances of the Senior
                               Certificates, other than the Lockout Certificates and Class PO
                               Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case.  The effect on the market value of the
                               Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to principal distributions.

    ACCRUAL CERTIFICATES       Because Accrual Certificates will not be entitled to receive any distributions of interest for some period of time, these
                               certificates will likely experience significant price and yield volatility.  Investors should consider whether this volatility is suitable to their investment needs.

    COMPANION CERTIFICATES     Investors in Companion Certificates should be aware that
                               Companion Certificates may receive varying distributions of principal on each distribution date to the extent necessary to stabilize the amount of principal needed to reduce the
                               certificate principal balance of any related PAC Certificates to the Planned Principal Balance.  Because Companion Certificates
                               are not entitled to receive any distributions of interest for some period of time, these certificates will likely experience significant price and yield volatility.  Investors should
                               consider whether such volatility is suitable to their investment needs.

    PAC CERTIFICATES           PAC Certificates will generally receive payments of principal on each distribution date in amounts determined based on the
                               Planned Principal Balance.  However, if prepayments occur at a rate below the range assumed in preparing the Planned Principal
                               Balance, the amount of funds available for distribution of principal on PAC Certificates may not be sufficient to reduce the principal balance of that class to the Planned Principal
                               Balance, and the weighted average life of such PAC Certificates will be extended.  Conversely, if prepayments occur at a rate above that range, and if the principal balance of certain
                               classes of certificates as set forth in the final term sheet are reduced to zero, the principal balance of such PAC Certificates may be reduced below the Planned Principal Balance, and the weighted average life of PAC Certificates will be reduced.

    FLOATER CERTIFICATES AND   The Floater Certificates and Inverse Floater Certificates will
    INVERSE FLOATER            accrue interest at an adjustable rate determined separately for
    CERTIFICATES               each class and distribution date, according to an index
                               specified in the final term sheet for any class of Floater
                               Certificates and Inverse Floater Certificates.  Therefore, the
                               yield to investors on the Floater Certificates and Inverse
                               Floater Certificates will be sensitive to fluctuations of the index.

                               In addition, because holders of the Inverse Floater Certificates are entitled to receive distributions of interest payments only, the yield on such certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans.  Investors in the Inverse Floater Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such
                               investors to fully recover their investments.

    SENIOR SUPPORT             Investors in a class of Senior Support Certificates of any
    CERTIFICATES               series are encouraged to be aware that all or a portion of losses on the mortgage loans in the related loan group included in the trust otherwise allocable to the related class or classes of Super Senior Certificates will be allocated to that class of
                               Senior Support Certificates as described in the final term sheet for that series.  Therefore, the yield to maturity on that class of Senior Support Certificates will be extremely sensitive to losses on the mortgage loans after any credit support has been deleted.

    CLASS PO CERTIFICATES      The Class PO Certificates will receive a portion of the
                               principal payments only on the mortgage loans that have net mortgage rates lower than the Discount Net Mortgage Rate.
                               Therefore, the yield on the Class PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates lower than the Discount Net Mortgage Rate.
                               Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates.  If prepayments of principal on the mortgage loans that have net mortgage rates lower than the Discount Net Mortgage Rate occur at a rate slower than an investor assumed at the time of
                               purchase, the investor's yield will be adversely affected.

    CLASS IO CERTIFICATES      The Class IO Certificates will receive a portion of the interest payments only from mortgage loans that have net mortgage rates higher than the Discount Net Mortgage Rate.  Therefore, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates higher than the
                               Discount Net Mortgage Rate.

                               Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates.  If the mortgage loans that have net mortgage rates higher than the
                               Discount Net Mortgage Rate are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class IO Certificates will be adversely affected.
                               Investors in the Class IO Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than the Discount Net Mortgage
                               Rate could result in the failure of such investors to fully recover their investments.

    CLASS M CERTIFICATES       The yield to investors in each class of the Class M Certificates will be sensitive to the rate and timing of losses on all of the mortgage loans, if those losses are not covered by a more
                               subordinate class of Class M Certificates or the Class B
                               Certificates.

                               During the periods specified in this term sheet supplement, all or a disproportionate percentage of principal prepayments on the mortgage loans in each loan group may be allocated to the
                               related senior certificates, and none or a disproportionately small portion of principal prepayments may be paid to the
                               holders of the Class M Certificates and Class B Certificates.
                               As a result, the weighted average lives of the Class M
                               Certificates may be longer than would otherwise be the case had they been entitled to their ratable share of principal
                               prepayments on the mortgage loans.

THE RECORDING OF MORTGAGES     The mortgages or assignments of mortgage for substantially all
IN THE NAME OF MERS MAY        of the mortgage loans may be recorded in the name of Mortgage
AFFECT THE YIELD ON THE        Electronic Registration Systems, Inc., or MERS, solely as
CERTIFICATES.                  nominee for the originator, or GMAC Mortgage Corporation, and its successors and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS(R)
                               System.  However, if MERS discontinues the MERS(R)System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.

                               The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry.  Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure
                               proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.  A Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

                               For additional information regarding MERS and the MERS(R)System, see "Description of the Mortgage Pool--Mortgage Pool
                               Characteristics" and "Certain Yield and Prepayment
                               Considerations" in this term sheet supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

THE RETURN ON YOUR             The Servicemembers Civil Relief Act, formerly known as the
CERTIFICATES COULD BE          Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief
REDUCED BY SHORTFALLS DUE TO   Act, provides relief to borrowers who enter active military
THE SERVICEMEMBERS CIVIL       service and to borrowers in reserve status who are called to
RELIEF ACT.                    active duty after the origination of their mortgage loan.
                               Current military operations of the United States, including military operations in Iraq and the Middle East, have increased, and any further escalation of military operations in Iraq and the Middle East and any future military operations in other regions, may increase the number of borrowers who may be in active military service, including persons in reserve status who may be called to active duty.  The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.  Any resulting interest shortfalls are not required to be paid by the borrower at any future time.  The servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the
                               certificates.  Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each class of the certificates on a pro rata basis.

                               The Relief Act also limits the ability of the servicer to
                               foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter.  As a result, there may be delays in payment and increased losses on the mortgage loans.  Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.
                               We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar
                               legislation or regulations.

                               See the definition of Accrued Certificate Interest under
                               "Description of the Certificates--Glossary of Terms" in this term sheet supplement and "Certain Legal Aspects of Loans--Soldiers'
                               and Sailors' Civil Relief Act of 1940" in the prospectus.

BANKRUPTCY AND INSOLVENCY RISKS
BANKRUPTCY PROCEEDINGS COULD   The transfer of the mortgage loans from the seller to the
DELAY OR REDUCE                depositor is intended by the parties to be and has been
DISTRIBUTIONS ON THE           documented as a sale.  However, if the seller were to become
CERTIFICATES.                  bankrupt, a trustee in bankruptcy could attempt to
                               recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the seller.  Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the certificates.

THE BANKRUPTCY OF A BORROWER   If a borrower becomes subject to a bankruptcy proceeding, a
MAY INCREASE THE RISK OF       bankruptcy court may require modifications of the terms of a
LOSS ON A MORTGAGE LOAN.       mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan.  Modifications have included
                               reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment
                               schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

                                        ISSUING ENTITY

        The depositor  will  establish a trust with respect to each series on the closing date for that series,  pursuant to a pooling and servicing agreement,  dated as of the cut-off date for that  series.  On the closing date for each series,  the  depositor  will deposit into the trust a pool of  mortgage  loans  that in the  aggregate  will  constitute  a  mortgage  pool, secured by one- to four  family  residential  properties  with terms to  maturity  of not more than 30 years.  All of the mortgage  loans will have been  purchased by the depositor from the seller pursuant to a mortgage loan purchase  agreement,  dated as of the closing date, between the seller and the depositor.

        The  mortgage  pool  may be a  single  loan  group or  divided  into one or more  loan groups.  The trust will not have any additional  equity.  The pooling and servicing  agreement will  authorize  the trust to engage only in selling  the  certificates  in  exchange  for the mortgage loans,  entering into and performing its obligations  under the pooling and servicing agreement,  activities necessary,  suitable or convenient to such actions and other activities as may be  required  in  connection  with  the  conservation  of the  trust  fund  and  making distributions to certificateholders.

        The pooling and servicing  agreement  will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title and interest  of the  depositor  in and  to the  mortgage  loans.  Furthermore,  the  pooling  and servicing  agreement  will state  that,  although it is intended  that the  conveyance  by the depositor to the trustee of the mortgage  loans be construed as a sale,  the conveyance of the mortgage  loans  shall  also be  deemed to be a grant by the  depositor  to the  trustee  of a security interest in the mortgage loans and related collateral.

        Some  capitalized  terms used in this term sheet  supplement  have the meanings  given under  "Description  of  the  Certificates--Glossary  of  Terms"  or in  the  prospectus  under
"Glossary."  The offering of the  certificates  described in this term sheet  supplement  is a
"Designated Seller Transaction" as that term is used in the prospectus.

                              SPONSOR, SERVICER AND ORIGINATORS

GENERAL

        GMAC Mortgage Corporation will be the sponsor of each series of offered  certificates, will service the mortgage  loans and will  originate  some, if not all, of the mortgage  loans of each series.  GMAC Mortgage  Corporation is a Pennsylvania  corporation  and a wholly owned subsidiary of GMAC  Residential  Holding  Corporation,  which is a wholly owned  subsidiary of
Residential  Capital  Corporation  ("ResCap").  ResCap is a  wholly-owned  subsidiary  of GMAC
Mortgage  Group,  Inc.,  which is a  wholly-owned  subsidiary  of  General  Motors  Acceptance
Corporation (GMAC).  GMAC is a wholly-owned subsidiary of General Motors Corporation.

        GMAC Mortgage  Corporation  began  acquiring,  originating  and servicing  residential mortgage loans in 1985 through its acquisition of Colonial  Mortgage  Service  Company,  which was  formed in 1926,  and the loan  administration,  servicing  operations  and  portfolio  of
Norwest  Mortgage,  which  entered the  residential  mortgage  loan  business  in 1906.  These businesses  formed  the  original  basis  of  what  is now  GMAC  Mortgage  Corporation.  The origination  of fixed-rate  mortgage  loans has been an  historical  practice of GMAC Mortgage
Corporation.

        GMAC Mortgage Corporation  maintains its executive and principal offices at 100 Witmer
Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682 1000.

        A portion of the mortgage loans may be originated or purchased by GMAC Bank,  which is wholly owned by ResCap and an affiliate of GMAC  Mortgage  Corporation.  Any loans  originated or purchased by GMAC Bank will be sold to GMAC Mortgage  Corporation  and will be  transferred to  the  trust  by  Residential  Asset  Mortgage  Products,  Inc.,  as  depositor.  All of the mortgage  loans that GMAC Bank  originates or purchases  were  originated  in accordance  with
GMAC Mortgage  Corporation's  underwriting  standards  described below. GMAC Bank is a federal savings bank and was formed in 2001.

        GMAC Mortgage  Corporation's overall procedures for originating and acquiring mortgage loans are  described  under  "Description  of the Mortgage Pool--  Underwriting  Standards" in
this term sheet supplement.  GMAC Mortgage  Corporation's  material role and  responsibilities in this  transaction  as servicer are described in this term sheet  supplement  under "Pooling and Servicing Agreement-- The Servicer."

LOAN ORIGINATION AND TYPES OF MORTGAGE LOANS

        GMAC Mortgage  Corporation  has three primary  sources for  residential  mortgage loan production:  the origination of loans through its retail branches and direct lending  network, the origination of loans through its mortgage  brokerage  network and the purchase of loans in the secondary market (primarily from correspondent lenders).

        GMACM  originates  and acquires  mortgage  loans that  generally  fall into one of the following four categories:

               o      Prime  Conforming  Mortgage  Loans -- These  are  prime  credit  quality first-lien  mortgage loans secured by single-family  residences that meet or "conform"
        to the underwriting  standards  established by Fannie Mae or Freddie Mac for inclusion in their guaranteed mortgage securities programs.

               o      Prime  Non-Conforming  Mortgage  Loans-- These are prime credit  quality first-lien  mortgage loans secured by single-family  residences that either (1) do not conform to the  underwriting  standards  established  by Fannie  Mae or  Freddie  Mac, because they have  original  principal  amounts  exceeding  Fannie Mae and Freddie Mac limits,  which  are  commonly  referred  to  as  jumbo  mortgage  loans,  or  (2) have
        alternative  documentation   requirements  and  property  or  credit-related  features
        (e.g.,  higher  loan-to-value or debt-to-income  ratios) but are otherwise  considered prime credit quality due to other compensating factors.

               o      Government  Mortgage Loans-- These are first-lien mortgage loans secured by  single-family  residences that are insured by the Federal  Housing  Administration or guaranteed by the Veterans Administration.

               o      Prime  Second-Lien  Mortgage  Loans-- These  are  open-  and  closed-end mortgage  loans secured by a second or more junior lien on  single-family  residences, which include home equity mortgage loans.

GMAC MORTGAGE CORPORATION SECURITIZATION EXPERIENCE

        The following  tables set forth the  aggregate  principal  amount of publicly  offered securitizations  of mortgage  loans  sponsored by GMAC  Mortgage  Corporation  for the periods indicated.  GMAC  Mortgage  Corporation  sponsored  approximately  $1.955  billion  in initial aggregate  principal amount of first lien mortgage loans and  approximately  $3.074 billion in initial  aggregate  principal  amount of second lien mortgage loans in the 2001 calendar year.
GMAC  Mortgage  Corporation  sponsored  approximately  $4.235  billion  in  initial  aggregate principal  amount of first lien mortgage  loans and  approximately  $3.040  billion in initial aggregate  principal  amount of second lien  mortgage  loans in the 2005  calendar  year.  The percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS
   VOLUME BY PRINCIPAL BALANCE           2005             2004            2003             2002             2001
Jumbo Fixed Rate                      $522,873,155     $2,698,493,216  $3,907,776,870   $2,461,563,141   $1,716,041,734
Jumbo ARM                             $2,927,331,600   $1,136,171,300  $1,128,998,200   $          0     $          0
Alt-A Fixed Rate                      $523,588,022     $          0    $          0     $          0     $          0
Alt-A ARM                             $260,774,100     $          0    $          0     $          0     $          0
General Holdings                      $          0     $224,099,000    $654,317,000     $466,352,000     $239,092,000
TOTAL                                 $4,234,566,877   $4,058,763,516  $5,691,092,070   $2,927,915,141   $1,955,133,734

      PERCENTAGE CHANGE FROM
          PRIOR YEAR(1)

Jumbo Fixed Rate                       (80.62)%         (30.95)%         58.75%           43.44%            N/A
Jumbo ARM                               157.65%          0.64%           100.00%            N/A             N/A
Alt-A Fixed Rate                        100.00%           N/A              N/A              N/A             N/A
Alt-A ARM                               100.00%           N/A              N/A              N/A             N/A
General Holdings                       (100.00)%        (65.75)%         40.31%           95.05%            N/A

TOTAL                                    4.33%          (28.68)%         94.37%           49.76%            N/A

SECOND LIEN MORTGAGE LOANS
   VOLUME BY PRINCIPAL BALANCE           2005             2004            2003             2002             2001

Home Equity                           $3,039,527,000   $4,615,179,000  $1,144,882,000   $2,219,938,000   $2,584,331,000
High LTV                              $          0     $175,000,000    $          0     $211,000,000     $489,255,000

TOTAL                                 $3,039,527,000   $4,790,179,000  $1,144,882,000   $2,430,938,000   $3,073,586,000

      PERCENTAGE CHANGE FROM
          PRIOR YEAR(1)

Home Equity                            (34.14)%         303.11%         (48.43)%         (14.10)%           N/A
High LTV                               (100.00)%        100.00%         (100.00)%        (56.87)%           N/A

TOTAL                                  (36.55)%         318.40%         (52.90)%         (20.91)%           N/A

(1)      Represents year to year growth or decline as a percentage of the prior year's securitization volume.

GMAC MORTGAGE CORPORATION ORIGINATION EXPERIENCE

        The  following  tables  set forth  the  mortgage  loans  originated  by GMAC  Mortgage
Corporation  for the periods  indicated,  and the annual  average number of such loans for the same period.  GMAC Mortgage  Corporation  originated a residential  mortgage loan portfolio of approximately  $55.4  billion,  $7.0  billion,  $3.4 billion and $5.8 billion  during the year ended  December  31, 2002 backed by prime  conforming  mortgage  loans,  prime  non-conforming mortgage  loans,  government  mortgage loans and  second-lien  mortgage  loans,  respectively.
GMAC Mortgage  Corporation  originated a residential  mortgage loan portfolio of approximately
$39.5  billion,  $22.5  billion,  $3.4 billion and $6.7  billion  during the nine months ended
September 30, 2005 backed by prime conforming  mortgage loans, prime  non-conforming  mortgage
loans,   government  mortgage  loans  and  second-lien  mortgage  loans,   respectively.   The
percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                           GMAC MORTGAGE CORPORATION ORIGINATION EXPERIENCE

                                        FOR THE
                                      NINE MONTHS
                                         ENDED
                                       SEPTEMBER
                                          30,           FOR THE YEAR ENDED DECEMBER 31,

                                          2005          2004          2003          2002
     Prime conforming mortgage loans
         No. of Loans.............     217,420        276,444      558,204        367,612
         Dollar Amount of Loans...     $39,471        $45,635      $89,271        $55,407
         Percentage Change
             from Prior Year......      (13.51)%      (48.88)%       61.12%          N/A
     Prime non-conforming mortgage
     loans
         No. of Loans                   79,037        101,883       41,202         23,391
         Dollar Amount of Loans        $22,532        $28,522      $13,451         $7,010
         Percentage Change
             from Prior Year......      (21.00)%       112.04%       91.88%          N/A
     Government mortgage loans
         No. of Loans                   24,939         40,062       49,988         30,234
         Dollar Amount of Loans         $3,382         $4,834       $4,929         $3,399
         Percentage Change
             from Prior Year......      (30.04)%       (1.93)%       45.01%          N/A
     Second-lien mortgage loans
         No. of Loans                  123,238        163,233      161,036        129,201
         Dollar Amount of Loans         $6,740         $8,457       $6,803         $5,802
         Percentage Change
             from Prior Year......     (20.30)%        24.31%        17.25%          N/A
     Total mortgage loans serviced
         No. of Loans                  444,634        581,622      810,430        550,438
         Dollar Amount of Loans        $72,125        $87,448     $114,454        $71,618
         Percentage Change
             from Prior Year......      (17.52)%      (23.60)%       59.81%          N/A

GMAC MORTGAGE CORPORATION SERVICING EXPERIENCE
----------------------------------------------------------------------------------------------

        The  following  tables  set  forth  the  mortgage  loans  serviced  by  GMAC  Mortgage
Corporation  for the periods  indicated,  and the annual  average number of such loans for the same period.  GMAC  Mortgage  Corporation  was the  servicer of a  residential  mortgage  loan portfolio of  approximately  $150.4  billion,  $12.5 billion,  $21.2 billion and $6.67 billion during the year ended  December  31, 2002 backed by prime  conforming  mortgage  loans,  prime non-conforming  mortgage  loans,  government  mortgage loans and  second-lien  mortgage loans, respectively.  GMAC  Mortgage  Corporation  was the servicer of a  residential  mortgage  loan portfolio of  approximately  $182.6  billion,  $30.7 billion,  $18.2 billion and $12.0 billion during the nine months ended  September 30, 2005 backed by prime  conforming  mortgage  loans, prime  non-conforming  mortgage  loans,  government  mortgage loans and  second-lien  mortgage loans,  respectively.  The  percentages  shown  under  "Percentage  Change  from  Prior  Year"
represent  the ratio of (a) the  difference  between  the  current  and prior year volume over
(b) the prior year volume.

                    GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO
                                       ($ IN MILLIONS)

                                        FOR THE
                                      NINE MONTHS
                                         ENDED
                                       SEPTEMBER
                                          30,           FOR THE YEAR ENDED DECEMBER 31,

                                          2005          2004          2003          2002
     Prime conforming mortgage loans
         No. of Loans.............    1,380,985     1,323,249     1,308,284     1,418,843
         Dollar Amount of Loans...    $182,644       $165,521     $153,601       $150,421
         Percentage Change
             from Prior Year......       10.34%         7.76%         2.11%          N/A
     Prime non-conforming mortgage
     loans
         No. of Loans                   66,266         53,119       34,041         36,225
         Dollar Amount of Loans        $30,739        $23,604      $13,937        $12,543
         Percentage Change
             from Prior Year......      30.23%         69.36%       11.12%            N/A
     Government mortgage loans
         No. of Loans                  184,665        191,844      191,023        230,085
         Dollar Amount of Loans        $18,241        $18,328      $17,594        $21,174
         Percentage Change
             from Prior Year......       (0.47)%        4.17%       (16.91)%         N/A
     Second-lien mortgage loans
         No. of Loans                  377,049        350,334      282,128        261,416
         Dollar Amount of Loans        $12,044        $10,374       $7,023         $6,666
         Percentage Change
             from Prior Year......       16.10%        47.71%         5.36%          N/A
     Total mortgage loans serviced
         No. of Loans                 2,008,965     1,918,546     1,815,476     1,946,569
         Dollar Amount of Loans       $243,668       $217,827     $192,155       $     19
         Percentage Change
             from Prior Year......       11.86%        13.36%         0.71%         0.804

                            AFFILIATIONS AMONG TRANSACTION PARTIES
----------------------------------------------------------------------------------------------

        The diagram below illustrates the ownership structure among the affiliated transaction parties.

                           GENERAL MOTORS CORPORATION

                           GENERAL MOTORS ACCEPTANCE
                                   CORPORATION
                                      (GMAC)

                        RESIDENTIAL CAPITAL CORPORATION
                                     (RES CAP)

GMAC MORTGAGE CORPORATION                       RESIDENTIAL ASSET MORTGAGE
(Servicer and Sponsor)                                  PRODUCTS, INC.
                                                        (Depositor)

                               DESCRIPTION OF THE MORTGAGE POOL

GENERAL

        The  mortgage  pool for each series will  consist of fixed rate  mortgage  loans.  The mortgage  loans are secured by first  liens on fee simple or  leasehold  interests  in one- to four-family  residential  real  properties.  The mortgage  pool will consist of  conventional, fixed-rate,  fully-amortizing,  level  monthly  payment  first  mortgage  loans  with terms to maturity of not more than 15 or 30 years from the date of  origination or  modification.  With respect to mortgage loans which have been modified,  references in this term sheet  supplement to the date of origination shall be deemed to be the date of the most recent modification.

        The  mortgage  loans will be selected for  inclusion  in the mortgage  pool from among mortgage  loans  originated  or  purchased  in  connection  with  the  Sponsor's  Underwriting
Standards  described  below under  "--Underwriting  Standards"  in this term sheet  supplement, based on the Sponsor's assessment of investor preferences and rating agency criteria.

        Under the terms of the pooling and servicing agreement,  the depositor will assign the representations  and warranties made by the seller in the mortgage loan purchase  agreement to the  trustee  for the  benefit of the  certificateholders  as of the date of  issuance  of the certificates.  All of the  mortgage  loans  were  originated  or  acquired  by  GMAC  Mortgage
Corporation.

        The seller will be obligated to repurchase  or  substitute  for a mortgage loan in the event of a breach of its  representations  and  warranties  with respect to that mortgage loan if the breach  materially  and adversely  affects the interests of the  certificateholders  in that mortgage loan. For a description of some of the  representations  and warranties  made by the seller,  see below under the caption  "Representations  and Warranties" in this term sheet supplement.

        The depositor will not make any  representations  and  warranties  with respect to the mortgage  loans and will not be required to  repurchase  any  mortgage  loan in the event of a breach of the seller's representations and warranties with respect to a mortgage loan.

MORTGAGE POOL CHARACTERISTICS

        The  original  mortgages  or  assignments  of mortgage  for  substantially  all of the mortgage  loans may have been or may be, at the sole  discretion of the servicer,  recorded in the name of Mortgage  Electronic  Registration  Systems,  Inc, or MERS,  solely as nominee for the originator and its successors and assigns,  and subsequent  assignments of those mortgages will be  registered  electronically  through  the  MERS(R)System.  For each of these  mortgage loans,  MERS will  serve as  mortgagee  of record on the  mortgage  solely as a nominee  in an administrative  capacity  on  behalf of the  trustee,  and does not have any  interest  in the mortgage loan.

        A portion of the mortgage loans may be buy-down loans.

        None  of  the  mortgage   loans  will  provide  for  deferred   interest  or  negative
amortization.

        As used in this term sheet supplement the remaining term to scheduled  maturity means, as of any date of  determination  and with respect to any mortgage  loan, the number of months equaling  the number of  scheduled  monthly  payments  necessary  to reduce  the  then-current outstanding  principal  balance of that mortgage loan to zero,  assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

STATIC POOL INFORMATION

        Current  static pool data with  respect to mortgage  loans  serviced by GMAC  Mortgage
Corporation  is  available on the  internet at  http://staticpool.gmacm.com  (the "Static Pool
Data").  Information  with respect to prior  securitizations  of the "J" series and/or related vintage  originations  of mortgage  loans that are similar to the mortgage  loans  included in this mortgage  pool,  based on  underwriting  criteria and credit  quality,  will be set forth therein.  Static  Pool Data that  relates to periods  prior to January 1, 2006,  will not form part of this  term  sheet  supplement,  the base  prospectus,  or the  registration  statement relating to the offered certificates.

        As used in the Static Pool Data, a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any due date  remains  unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly due date.
The  determination  as to whether a loan falls into this  category  is made as of the close of business on the last  business day of each month.  Grace  periods and partial  payments do not affect these determinations.

        From time to time,  the  servicer  will  modify a  mortgage  loan,  recasting  monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally such  borrowers  make  payments  under the  modified  terms  for a trial  period,  before  the modifications  become final.  During any such trial period,  delinquencies  are reported based on the  mortgage  loan's  original  payment  terms.  The trial  period is designed to evaluate both a  borrower's  desire  to  remain  in the  mortgaged  property  and,  in  some  cases,  a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period  generally may extend to up to six months  before a  modification  is finalized.  Once the  modifications become  final  delinquencies  are  reported  based  on  the  modified  terms.  Generally  if a borrower  fails  to  make  payments  during  a trial  period,  the  mortgage  loan  goes  into foreclosure.  Historically,  the  servicer  has not  modified  a material  number of  mortgage loans in any pool.  Furthermore,  the rating agencies rating the  certificates  impose certain limitations on the ability of the servicer to modify loans.

        Charge offs are taken only when the servicer has  determined  that it has received all payments or cash  recoveries  which the servicer  reasonably  and in good faith  expects to be finally recoverable with respect to any mortgage loan.

        There can be no assurance that the delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be  experienced  with respect to the mortgage loans included in the trust.

NON-RECORDATION OF ASSIGNMENTS; POSSESSION OF MORTGAGES

        The seller will not be required to record  assignments of the mortgages to the trustee in the real  property  records of the states in which the  related  mortgaged  properties  are located.  Other than with respect to the  mortgage  loans  recorded in the name of MERS,  GMAC
Mortgage  Corporation  will retain  record title to the mortgages on behalf of the trustee and the  certificateholders.  Although the  recordation  of the  assignments  of the  mortgages in favor of the  trustee is not  necessary  to effect a  transfer  of the  mortgage  loans to the trustee, if GMAC Mortgage Corporation were to sell, assign,  pledge,  satisfy or discharge any mortgage  loan prior to the  recording,  if any,  of the  related  assignment  in favor of the trustee  and in some cases even after the  recordation  of any related  assignment,  the other parties to the sale, assignment,  satisfaction,  pledge, or discharge may have rights superior to those of the trustee.  In a small number of states,  including  Florida,  in the absence of recordation of the  assignments of the mortgages,  the transfer to the trustee of the mortgage loans may not be  effective  against  certain  creditors  or  purchasers  from the seller or a trustee in bankruptcy  thereof.  If those other parties,  creditors or purchasers  have rights to the  mortgage  loans that are superior to those of the  trustee,  certificateholders  could lose the right to future  payments of  principal  and interest to the extent that those rights are  not  otherwise  enforceable  in  favor  of the  trustee  under  the  applicable  mortgage documents.

        The trustee will not have  physical  possession  of the mortgage  notes related to the mortgage  loans in the trust.  Instead,  GMAC Bank, in its capacity as custodian,  will retain possession  of the  mortgage  notes,  which  may be  endorsed  in  blank  and not  stamped  or otherwise  marked to reflect the  assignment to the trustee.  If a subsequent  purchaser  were able to take physical  possession of the mortgage notes without  knowledge of that assignment, the  interests  of the  trustee  in the  mortgage  loans  could be  defeated.  In that  event, distributions to certificateholders may be adversely affected.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

        Each mortgage loan is required to be covered by a standard  hazard  insurance  policy, which is referred to as a primary hazard  insurance  policy.  In addition,  to the best of the depositor's  knowledge,  none of the mortgage loans by scheduled  principal  balance,  each of the  mortgage  loans  with a  loan-to-value  ratio at  origination  in  excess  of 80% will be insured by a primary mortgage  insurance  policy,  which is referred to as a primary insurance policy,  covering the portion of the  principal  balance of the mortgage loan that exceeds 80%
of the  value of the  property.  Substantially  all of the  primary  insurance  policies  were issued by Genworth Mortgage Insurance  Corporation,  Mortgage Guaranty Insurance  Corporation,
United Guaranty  Residential  Insurance Company,  Radian Guaranty Inc., PMI Mortgage Insurance
Co.,  Triad  Guaranty  Insurance   Corporation  or  Republic  Mortgage  Insurance  Co.,  which collectively  are the primary  insurers.  Each  primary  insurer has a claims  paying  ability
currently   acceptable  to  the  rating   agencies  that  have  been  requested  to  rate  the
certificates;  however,  there is no assurance as to the actual ability of any primary insurer to pay claims.  See "Insurance Policies on Loans" in the prospectus.

UNDERWRITING STANDARDS

        GMAC Mortgage Corporation's  underwriting standards with respect to the mortgage loans generally  will  conform  to  those  published  in GMAC  Mortgage  Corporation's  underwriting
guidelines.   The  underwriting   standards  as  set  forth  in  GMAC  Mortgage  Corporation's underwriting  guidelines  are  continually  revised  based  on  prevailing  conditions  in the residential mortgage market and the market for mortgage securities.

        The  underwriting  standards  set forth in GMAC  Mortgage  Corporation's  underwriting guidelines  with respect to mortgage  loans  originated or acquired under the GMAC Mortgage 30
Year Jumbo  Fixed Rate Loan  Program  provide  for varying  levels of  documentation.  For the
"Standard"  documentation  loan  program,  a  prospective  borrower  is required to complete a detailed  application  providing  pertinent  credit  information.  The application  contains a description of borrower's  assets and liabilities  and a statement of income and expenses,  as well as an authorization  to apply for a credit report which summarizes the borrower's  credit history with  merchants  and lenders and any record of  bankruptcy.  In  addition,  employment verification  is obtained  which  reports the  borrower's  current  salary and may contain the length of  employment  and an  indication  as to whether it is expected that the borrower will continue such  employment  in the future.  If a prospective  borrower is  self-employed  or if income is received from  dividends and interest,  rental  properties or other income which can be verified  from tax returns,  the  borrower may also be required to submit  copies of signed tax  returns.  In  addition,  the  borrower  may be  required  to  authorize  verification  of deposits at financial institutions where the borrower has accounts.

        Loan  applications  for jumbo loans for loan amounts or combined loan amount less than
$850,000  originated  or  purchased  by  GMAC  Mortgage  Corporation  may be  submitted  to an
automated   underwriting   system.  GMAC  Mortgage   Corporation  uses  Fannie  Mae's  Desktop
Underwriter  program,  or  DU,  or  Freddie  Mac's  Loan  Prospector  program,  or  LP.  These automated  underwriting  systems were  developed by Fannie Mae and Freddie Mac and are used to
underwrite  conventional,   governmentally  insured  and  jumbo  loans  based  on  established guidelines.  Loans that receive an  "Approve/Eligible"  or an  "Approve/Ineligible"  only as a result  of  parameters  acceptable  under the  specific  product  that do not meet  conforming eligibility  guidelines in connection  with DU or "Accept Plus" or "Accept" in connection with
LP are  considered  loans eligible for  origination  or purchase by GMAC Mortgage  Corporation and may follow reduced income and asset  documentation as noted on the automated  underwriting finding report.  This  streamlined  documentation  alternative  does not apply to loan amounts and combined  loan amounts  exceeding  $850,000.  Loan amounts and combined  loan amounts over
$850,000  are  not  eligible  for  submission  to  automated   underwriting   or  the  reduced
documentation  process.  The  automated  underwriting  system  is not used as a loan  decision tool  but,  instead,  is  used  only  as  a  reduced  documentation  alternative  for  certain qualifying  mortgage  loans,  and jumbo loans are  generally  subjected to a manual review via the approved delegated underwriting authority.

        Recently,   GMAC  Mortgage   Corporation   has  instituted  a  proprietary   automated
underwriting  decision  engine for selected  jumbo  mortgage  products (the "AU Engine").  The proprietary  AU Engine is built from Fannie Mae's Desktop  Underwriter  program,  or DU. Loans must run  through  the  Fannie Mae  system to access  the AU  Engine.  Loans  that  receive an
"Approve/Eligible" or an "Approve/Ineligible"  from DU will pass through to the AU Engine with the  streamlined  documentation  alternative  shown  on the  report.  The AU  Engine  provides recommendations  on GMAC  Mortgage  Corporation  jumbo  mortgage  products  and  provides  the ability  to  validate  loans  using the AU Engine  "Approve"  recommendation.  This  automated underwriting  decision  does not apply to loan  amounts and combined  loan  amounts  exceeding
$850,000.  Loan  amounts  and  combined  loan  amounts  over  $850,000  are not  eligible  for submission to automated underwriting or the reduced documentation process.

        The AU Engine  delivers a full  underwriting  decision  that  includes  GMAC  Mortgage
Corporation's  product  guidelines and  customized  findings  messages.  Loans that receive an
"Approve"  recommendation  from the  AU Engine  will be  considered  as having a GMAC Mortgage
Corporation automated  conditional approval and will follow the findings  documentation report supplied by the AU Engine for all  documentation  requirements.  Loans that  receive a "Refer"
recommendation  from  the  AU  Engine  may  not  follow  the  findings   documentation  report
requirements.  Instead,  a full  manual  underwrite  must  be  completed  to  validate  proper documentation requirements.

        In determining the adequacy of the mortgaged property as collateral,  an appraisal may be required of each property  considered  for financing.  Such  appraisals may be performed by appraisers  independent  from or affiliated with GMAC Mortgage  Corporation or its affiliates.
Such appraisals,  however,  will not establish that the mortgaged properties provide assurance of repayment of the mortgage  loans.  The  appraiser is required to verify that property is in good condition and that  construction,  if new, has been completed.  The appraisal is based on various  factors,  including  the market value of  comparable  homes and the cost of replacing the  improvements.  For existing  properties,  if the  appraisal is more than 120 days old but less  than 180  days  old,  the  original  appraiser  must  certify  that  the  value  has not declined.  If the appraisal is more than  180 days  old, a new appraisal is required.  For new construction  or  construction-to-permanent  loans, if the appraisal is more than 180 days old but less  than 360 days  old,  the  original  appraiser  must  certify  that the value has not declined.  The  updated  appraisal  must  be  dated  within  180  days  of the  settlement  or closing.  If the  appraisal is more than 360 days old, a new  appraisal  is  required.  To the extent  that the  appraised  value of a  mortgaged  property  declines  over time,  the actual loan-to-value  ratio with respect to such mortgage loan will be higher than the  loan-to-value ratio derived at the time of origination of such mortgage loan.

        Once all  applicable  employment,  credit and  property  information  is  received,  a determination  is made as to whether the  prospective  borrower has sufficient  monthly income available to meet the borrower's  monthly  obligations on the proposed mortgage loan and other expenses  related  to the home  (such as  property  taxes  and  hazard  insurance)  and  other financial obligations and monthly living expenses.

        Under  GMAC  Mortgage  Corporation's  underwriting  guidelines,   loans  may  also  be
originated  under the "Relocation" or  "Relocation-VIP"  documentation  programs.  Under these programs,  certain items described above are verified using alternative  sources.  In the case of "Relocation"  documentation,  a signed employer relocation  verification form is acceptable in lieu of a paystub.  The  "Relocation-VIP"  program  does not require  income  verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

        Loans  may  also  be  originated  under  GMAC  Mortgage   Corporation's   underwriting
guidelines  under  the  "Stated  Income"  program,  a  no  income  verification   program  for
self-employed  and salaried  borrowers.  For these loans,  a credit check,  an appraisal,  and verification  of sufficient  assets is required.  These loans  generally will not exceed a 95%
loan-to-value  ratio  on  primary  residence  purchases  and  rate  term  refinances  and  75%
loan-to-value  ratio on  equity  refinances.  A 70%  loan-to-value  ratio on  second  homes is permitted on purchases  and rate term  refinances.  Equity  refinances  are not  permitted for second homes under the "Stated Income" program

        GMAC Mortgage Corporation's  underwriting  guidelines also provide for loans under its
"Select"  program to employees and retirees of General Motors  Corporation,  or GM. Such loans are made to  executives of GM or affiliates  of GM,  dealer  principals  and general  managers with a minimum  annual  base  salary  of  $75,000  or to GM or GM  affiliate  retirees  with a minimum base  retirement  annual  income of $60,000.  In addition,  "Super  Select"  processed loans are made to executives of GM or  affiliates of GM and dealer  principals  with a minimum annual base salary of  $200,000.  For both  "Select"  and "Super  Select"  loan  programs,  no income,  no asset and, at times,  no  appraisal  is  required.  Underwriting  for  "Select" is subject  to a maximum  loan-to-value  ratio of 80% and a combined  loan-to-value  ratio of 90%
for primary and second home purchase and rate term  refinance  transactions.  For the "Select"
program,  a maximum  loan-to-value  ratio of 80% is  permitted  on  primary  residence  equity refinances  and  a  maximum  loan-to-value  ratio  of  70%  is  permitted  for  second  homes.
Underwriting  for the "Super Select"  program is subject to a maximum  loan-to-value  ratio of
80% for primary and second  home  purchase  and rate term  refinance  transactions.  No equity refinances are permitted under the "Super Select" loan program.  The  loan-to-value  ratio for the  "Super  Select"  program  is  based on the  borrower's  stated  value  and  generally  no appraisal is required for loan-to-value  ratios of 80% or less. On the "Select"  program,  the borrower must supply  evidence of value only in some instances.  For example,  if the combined loan amount exceeds  $850,000 or if the loan is an equity  refinance loan, an appraisal of the property is  required.  In addition to the  loan-to-value  and salary  requirements  described above,  generally,  borrower  eligibility  under the "Select" or "Super Select"  documentation program may be determined  by use of a credit  scoring  mode,  which in most cases  requires a minimum credit score of 680.

        The  underwriting  standards set forth in the GMAC Mortgage  Corporation  underwriting
guidelines   may  be  varied  for   certain   refinance   transactions,   including   "limited
documentation"  or  "reduced  documentation"  mortgage  loan  refinances.  Limited  or reduced documentation  refinances,  including  the  programs  "Streamline"  and  "Express,"  generally permit fewer supporting  documents to be obtained or waive income,  appraisal,  asset,  credit
score  and   employment   documentation   requirements.   Limited  or  reduced   documentation
refinances  generally  compensate for increased credit risk by placing greater emphasis on the borrower's  payment  history.  Generally,  in order to be  eligible  for a limited  or reduced documentation  refinance,  the  borrower  must  be  an  existing  customer  of  GMAC  Mortgage
Corporation,  have a good  credit  history  and  the  mortgage  loan  must  demonstrate  other compensating  factors,  such as a relatively low  loan-to-value  ratio,  stable  employment or other favorable underwriting factors.

        The  underwriting  standards  set forth in GMAC  Mortgage  Corporation's  underwriting guidelines with respect to mortgage loans  originated  under the GMAC Mortgage  Corporation 30
Year Jumbo  Fixed Rate Loan  Program  and the GMAC  Mortgage  Corporation  30 Year Jumbo Fixed
Rate Loan Program may be varied in  appropriate  cases.  There can be no assurance  that every mortgage loan was originated in conformity with the applicable  underwriting  standards in all material  respects,  or  that  the  quality  or  performance  of the  mortgage  loans  will be equivalent under all circumstances.

        GMAC Mortgage Corporation's  underwriting standards include a set of specific criteria pursuant to which the  underwriting  evaluation  is made.  However,  the  application  of GMAC
Mortgage  Corporation's  underwriting  standards  does not imply that each specific  criterion was  satisfied  individually.  Rather,  a mortgage loan will be considered to be originated in accordance  with a given set of  underwriting  standards  if, based on an overall  qualitative evaluation,  the loan is in substantial  compliance  with those  underwriting  standards.  For example,  a mortgage loan may be considered  to comply with a set of  underwriting  standards, even if one or more  specific  criteria  included  in those  underwriting  standards  were not satisfied,  if other  factors  compensated  for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

REPRESENTATIONS AND WARRANTIES

        Pursuant  to the  mortgage  loan  purchase  agreement,  the seller  will make  certain representations  and  warranties to the depositor  concerning  the mortgage  loans,  which the depositor,  in turn,  will assign to the trustee.  The  representations  and warranties of the seller include,  among other things,  that as of the closing date or such other date as may be specified below:

(a)     The information set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the cut-off date;

(b)     Each mortgage creates a first lien on an estate in fee simple or a leasehold  interest in real property  securing the related  mortgage note,  free and clear of all adverse  claims, liens and  encumbrances  having  priority over the first lien of the mortgage  subject only to certain permitted exceptions;

(c)     No  mortgage  loan has been 30 or more days past due at any time  during the  12 month period prior to the cut-off  date.  As of the cut-off  date,  no mortgage  loan was 30 or more days  past due and has not been  dishonored;  there  are no  defaults  under  the terms of any mortgage  loan;  and the seller has not  advanced  funds,  or induced,  solicited or knowingly received  any  advance of funds from a party  other than the owner of the  mortgaged  property subject to any mortgage,  directly or  indirectly,  for the payment of any amount  required by the related mortgage loan;

(d)     There are no delinquent taxes which are due and payable, ground rents,  assessments or other outstanding charges affecting any mortgaged property;

(e)     No  mortgage  note or the  related  mortgage  is subject  to any right of  rescission, set-off,  counterclaim or defense,  including the defense of usury,  nor will the operation of any of the  terms  of the  mortgage  note  and the  mortgage,  or the  exercise  of any  right thereunder,  render the  mortgage  note or  mortgage  unenforceable,  in whole or in part,  or subject to any right of rescission,  set-off,  counterclaim or defense,  including the defense of  usury,  and no such  right  of  rescission,  set-off,  counterclaim  or  defense  has been asserted with respect thereto;

(f)     All  buildings  upon each  mortgaged  property  are insured by a generally  acceptable insurer  pursuant to standard  hazard  policies  conforming to the  requirements of Fannie Mae and Freddie Mac;

(g)     Any and all  requirements  of any  federal,  state or  local  law  including,  without limitation,  usury,  truth-in-lending,  real estate  settlement  procedures,  consumer  credit protection,  equal credit  opportunity  or  disclosure  laws  applicable to each mortgage loan have been complied with in all material respects;

(h)     No mortgage has been  satisfied,  canceled or  subordinated,  in whole or in part,  or rescinded,  and the related  mortgaged  property  has not been  released  from the lien of the mortgage,  in whole or in part nor has any  instrument  been  executed  that would  effect any such satisfaction, release, cancellation, subordination or rescission;

(i)     Each mortgage  note and the related  mortgage are original and genuine and each is the legal,  valid and binding  obligation  of the maker  thereof,  enforceable  in all respects in accordance  with its  terms  subject  to  bankruptcy,  insolvency  and other  laws of  general application affecting the rights of creditors;

(j)     Immediately  prior to the transfer and assignment to the  depositor,  no mortgage note or mortgage was subject to an  assignment  or pledge,  and the seller had good and  marketable title to and was the sole owner  thereof and had full right to transfer  and sell the mortgage loan to the depositor free and clear of any encumbrance,  equity, lien, pledge,  charge, claim or security interest;

(k)     Each mortgage loan is covered by a lender's title insurance  policy or other generally acceptable  form of policy of insurance,  with all necessary  endorsements,  issued by a title insurer qualified to do business in the jurisdiction  where the related mortgaged  property is located;

(l)     To the  seller's  knowledge,  there  is no  default,  breach,  violation  or  event of acceleration  existing  under any  mortgage  or  mortgage  note and no event  which,  with the passage  of time  or with  notice  and the  expiration  of any  grace  or cure  period,  would constitute a default,  breach,  violation or event  permitting  acceleration;  and neither the seller nor any prior mortgagee has waived any default,  breach,  violation or event permitting acceleration;

(m)     To the seller's  knowledge,  there are no mechanics  liens, or similar liens or claims which have been filed for work, labor or material  affecting any mortgaged  property which are or may be liens prior to or equal to the lien of the related mortgage; and

(n)     To the seller's  knowledge,  each  mortgaged  property at  origination  of the related mortgage  loan was and  currently is free of damage and waste and to the  seller's  knowledge, at origination of the mortgage loan there was, and there  currently is, no proceeding  pending for the total or partial condemnation thereof.

        Upon  discovery  by the  seller,  the  depositor  or the  trustee  of a breach  of any representation  or  warranty  set forth  above  which  materially  and  adversely  affects the interests of the  certificateholders  in any mortgage loan, the party  discovering such breach is required to give prompt  written  notice to the others.  The seller  shall have a period of
90 days from the earlier of its  discovery or its receipt of notice of any such breach  within which to correct or cure a breach of any  representation  or warranty it has made with respect to a mortgage  loan.  If any such  breach  cannot be  corrected  or cured  within  such 90 day period,  the seller  shall,  not later than 90 days of its  discovery or its receipt of notice of such breach,  repurchase  the affected  mortgage loan at the related  purchase  price.  The seller will have the option to  substitute  one or more  mortgage  loans for any mortgage loan that it is  required  to  repurchase  if the  substitute  mortgage  loan or loans  satisfy the
requirements   for  substitute   mortgage  loans  as  described  under   "Description  of  the
Securities--Limited Right of Substitution" in the prospectus.

        The seller will be required to  repurchase  or  substitute  for a mortgage loan if the substance  of a  representation  or  warranty  made  by it  has  been  breached,  even  if the representation  or warranty  made by it has been  qualified  to such party's  knowledge.  Upon any  substitution  for a mortgage  loan,  the  representations  and warranties set forth above shall  be  deemed  to  be  made  as  to  any  substitute  mortgage  loan  as of  the  date  of substitution.  The  obligations  of the  seller  to cure,  repurchase  or  substitute  for any mortgage loan shall constitute the  certificateholders'  sole and exclusive remedy  respecting a breach of any representations or warranties with respect to the mortgage loans.

BILLING AND PAYMENT PROCEDURES

        Mortgage loans require  monthly  payments with the majority of the payments due on the
1st day of the month.  Most  mortgage  loans have a 10-15 day grace  period  each  month.  The servicer  sends monthly  invoices or annual coupon books to borrowers to prompt the collection of the  outstanding  payments.  Borrowers  may  elect  for  monthly  payments  to be  deducted automatically  from bank  accounts  on the same day every  month or may take  advantage  of on
demand  ACH  payments  made  over  the  internet  or  via  phone.   Borrowers  also  have  the
opportunity to accelerate the  amortization  of their loan by enrolling in a program to deduct half of each month payment every other week.

                               DESCRIPTION OF THE CERTIFICATES

GENERAL

        The trust will issue  certificates  pursuant to the pooling and  servicing  agreement.
The  certificates  consist of certain publicly offered classes of certificates as reflected in any final term sheet for a class of  certificates,  which are referred to  collectively as the offered  certificates,  and one or more classes of Class B Certificates which are not publicly offered.  The various  classes of Class A  Certificates  are referred to  collectively  as the
Class A   Certificates.   The  various  classes  of  Class R   Certificates  are  referred  to
collectively  as the Class R  Certificates.  The various  classes of Class A Certificates  and
Class R Certificates  are referred to  collectively  as the Senior  Certificates.  In addition to the  Senior  Certificates,  except  as is  otherwise  set  forth in any  final  term  sheet supplement for that series,  each series of  certificates  will include classes of subordinate certificates  which  are  designated  as  Class  M  Certificates  and  Class  B  Certificates,
collectively  referred to as the  subordinated  certificates.  Those  classes of  certificates that have a pass-through rate based on an index,  such as LIBOR,  plus a related  pass-through margin are  referred  to  collectively  as  Adjustable  Rate  Certificates.  Those  classes of certificates  that have a  pass-through  rate based on LIBOR are  collectively  referred to as the  LIBOR  Certificates.  Those  classes  of  certificates  that  receive  a  portion  of the principal  payments  only on the related  mortgage  loans that have net  mortgage  rates lower
than  the  Discount  Net  Mortgage  Rate  are  referred  to   collectively   as  the  Class PO
Certificates.  Those classes of certificates  that receive a portion of the interest  payments only from the related  mortgage  loans that have net  mortgage  rates higher than the Discount
Net Mortgage Rate are referred to  collectively as the Class IO  Certificates.  See "Glossary"
in the  related  base  prospectus  for the  meanings of  capitalized  terms and  acronyms  not otherwise defined in this term sheet supplement.

        The certificates of any series will evidence the entire beneficial  ownership interest in the related trust.  For any series, the trust will consist of:

o       the  mortgage  loans,  excluding  scheduled  payments  due in the month of the cut-off date, transferred to that trust;

o       the  assets  that from time to time are  identified  as  deposited  in  respect of the mortgage loans  transferred  to that trust in the Custodial  Account and in the
               Payment Account and belonging to the trust;

o       property  acquired  by  foreclosure  of the  mortgage  loans  or by  deed  in  lieu of foreclosure;

o       any applicable primary insurance policies and primary hazard insurance policies; and

o       all proceeds of any of the foregoing.

        Except as is otherwise set forth in the  prospectus  supplement  for that series,  the
Senior  Certificates,  other  than the  Class R  Certificates,  and the  Class M  Certificates
identified  in the final term sheet for any class of offered  certificates  will be  available only in book-entry form through  facilities of The Depository  Trust Company,  or DTC, and are
collectively referred to as the DTC registered certificates.

        The DTC  registered  certificates  of any series  will be  represented  by one or more certificates  registered  in the name of Cede & Co.,  as the  nominee  of DTC.  No  beneficial owner will be entitled to receive a certificate  of any class in fully  registered  form, or a definitive  certificate,  except as described in this term sheet supplement under "--Book-Entry
Registration  of  Certain of the  Offered  Certificates--Definitive  Certificates."  Unless and
until  definitive  certificates  are  issued  for the DTC  registered  certificates  under the limited circumstances described in this term sheet supplement:

o       all  references to actions by  certificateholders  with respect to the DTC  registered certificates  shall refer to actions  taken by DTC upon  instructions  from its participants; and

o       all references in this term sheet supplement to  distributions,  notices,  reports and
               statements   to   certificateholders   with  respect  to  the  DTC   registered
               certificates shall refer to distributions,  notices,  reports and statements to
               DTC  or  Cede  &  Co.,  as  the   registered   holder  of  the  DTC  registered
               certificates,  for distribution to beneficial  owners by DTC in accordance with
               DTC procedures.

GLOSSARY OF TERMS

        The  following  terms are given the  meanings  shown below to help  describe  the cash flows on the certificates:

        ACCRETION TERMINATION DATE-- The earlier to occur of:

               o      the  distribution  date immediately  following the distribution  date on which  the  aggregate  Certificate  Principal  Balance  of those  Senior  Certificates specified  in the final term  sheet for a class of  certificates  has been  reduced to zero; and

               o      the Credit Support Depletion Date.

        ACCRUED CERTIFICATE  INTEREST--With  respect to any distribution date and each class of certificates,  other  than the  Principal  Only  Certificates,  an  amount  equal to  interest accrued during the related  Interest  Accrual Period on the Certificate  Principal  Balance or
Notional  Amount  of  that  class   immediately   prior  to  that  distribution  date  at  the
then-applicable  related  Pass-Through  Rate,  less  interest  shortfalls,  if any,  allocated thereto  for that  distribution  date to the extent  not  covered  with  respect to the Senior
Certificates by the subordination  provided by the Subordinate  Certificates and, with respect to the Class M  Certificates  to the extent not covered by the  subordination  provided by the
Class B  Certificates and any class or classes of Class M  Certificates having a lower payment priority, including in each case:

(1)     any  Prepayment  Interest  Shortfalls  for the  related  loan  group to the extent not covered by the servicer as described in this term sheet supplement under  "Description of the Certificates--Interest Distributions";

(2)     the interest portions of Realized Losses for the related loan group,  including Excess
        Special  Hazard  Losses,   Excess  Fraud  Losses,   Excess  Bankruptcy   Losses,   and
        Extraordinary Losses not allocated through subordination;

(3)     the interest portion of any Advances that were made with respect to delinquencies  for the related loan group that were  ultimately  determined to be Excess  Special  Hazard
        Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

(4)     any  other  interest  shortfalls  for  the  related  loan  group,  including  interest shortfalls  relating to the Servicemembers  Civil Relief Act, referred to in this term sheet  supplement  as the Relief  Act,  or similar  legislation  or  regulations,  all allocated as described below.

        The portion of any such reduction  allocated to the Subordinate  Certificates  will be based on the related  Subordinate  Component,  to the extent that any series has more than one loan group,  and will be allocated  among the  Subordinate  Certificates  in proportion to the
amounts  of  Accrued   Certificate   Interest  that  would  have  been  payable  absent  those
reductions.  The remainder of any such  reductions  will be allocated among the holders of the related  classes of Senior  Certificates  in proportion to the  respective  amounts of Accrued
Certificate  Interest  that would have been  payable on that  distribution  date absent  these reductions.  In the  case of each  class  of  Subordinate  Certificates,  Accrued  Certificate
Interest on that class will be further  reduced by the  allocation of the interest  portion of
certain  losses  thereto,   if  any,  as  described   below  under   "--Allocation  of  Losses;
Subordination."  Accrued  Certificate  Interest on each class of Senior  Certificates  will be distributed on a pro rata basis.  Accrued  Certificate  Interest on each class of certificates is calculated on the basis of a 360 day year consisting of twelve 30 day months.

        AGGREGATE  SUBORDINATE  PERCENTAGE -- With  respect  to  any  distribution  date,  the percentage  equivalent  of a fraction  the  numerator  of which is the  aggregate  Certificate
Principal  Balance of the  Subordinate  Certificates  immediately  prior to that  distribution date and the denominator of which is the aggregate  Stated  Principal  Balance of the mortgage loans immediately prior to that distribution date.

        AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to each loan group and any  distribution date, an amount equal to:

o       the aggregate  amount of scheduled  payments on the related  mortgage loans due on the related due date and  received on or prior to the related  determination  date, after deduction of the related servicing fees and the expenses,  if any, of the trustee in  connection  with the transfer of  servicing  following a default by the  servicer,  to the  extent not paid by the  servicer,  which will be in the amounts set forth in the pooling and servicing agreement;

o       all unscheduled  payments,  including  mortgagor  prepayments on the related  mortgage loans,  Insurance Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries and
               proceeds from repurchases of and  substitutions  for the related mortgage loans occurring  during the  preceding  calendar  month or, in the case of  mortgagor prepayments  in full,  received by the servicer  during the related  Prepayment
               Period; and

o       all Advances in respect of the related mortgage loans made for that distribution date;

in each case net of amounts reimbursable therefrom to the servicer.

        In addition to the foregoing  amounts,  with respect to unscheduled  collections,  not including mortgagor  prepayments,  the servicer may elect to treat such amounts as included in the related Available  Distribution  Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this term sheet  supplement  under  "--Principal
Distributions on the Senior  Certificates,"  any amount with respect to which such election is so made shall be treated as having  been  received on the last day of the  preceding  calendar month for the purposes of calculating  the amount of principal and interest  distributions  to any class of certificates.  With respect to any  distribution  date, the due date is the first day of the month in which that  distribution  date  occurs and the  determination  date is the
15th  day of the  month  in which  that  distribution  date  occurs  or,  if that day is not a business day, the immediately succeeding business day.

        CERTIFICATE  PRINCIPAL  BALANCE--With respect to any offered  certificates,  other than the Interest Only  Certificates,  and as of any date of determination,  an amount equal to the initial  Certificate  Principal Balance of that  certificate,  reduced by the aggregate of (a)
all amounts  allocable to principal  previously  distributed  with respect to that certificate and (b) any reductions in the  Certificate  Principal  Balance of that  certificate  deemed to have occurred in connection  with  allocations of Realized  Losses in the manner  described in this term sheet  supplement;  provided,  that the Certificate  Principal Balance of each class of certificates  to which Realized  Losses have been previously  allocated shall be increased, sequentially in the order of payment  priority,  by the amount of Subsequent  Recoveries,  but not by  more  than  the  amount  of  Realized  Losses  previously  allocated  to  reduce  such
Certificate  Principal  Balance;  provided,  further,  that,  after the Certificate  Principal
Balances of the Class B  Certificates  have been reduced to zero,  the  Certificate  Principal
Balance of the class of Class M  Certificates  outstanding  with the lowest  payment  priority shall equal the percentage  interest  evidenced  thereby  multiplied by the excess, if any, of
(1) the  then-aggregate  Stated  Principal  Balance of all of the mortgage  loans over (2) the then-aggregate  Certificate  Principal  Balance  of all other  classes  of  certificates  then outstanding.  The Interest Only  Certificates  will not have a Certificate  Principal  Balance or be entitled to any payments in respect of principal.

        CLASS M  PERCENTAGE--With  respect  to  each  class  of  Class M  Certificates  and any distribution  date, the percentage equal to the Certificate  Principal  Balance of the related class of Class M  Certificates  immediately  prior to that  distribution  date  divided by the aggregate  Stated  Principal  Balance of all of the  mortgage  loans,  other than the  related
Discount  Fraction of each Discount  Mortgage  Loan,  immediately  prior to that  distribution date. The initial  Class M  Percentages are greater than the initial  percentage  interests in the  trust  evidenced  by  the  Class M  Certificates  because  the  Class M  Percentages  are calculated  without regard to the Discount  Fraction of the Stated  Principal  Balance of each
Discount Mortgage Loan.

        CREDIT  SUPPORT  DEPLETION  DATE--The  first  distribution  date on which the aggregate
Certificate Principal Balance of the Subordinate Certificates has been reduced to zero.

        DISCOUNT  FRACTION--With respect to each Discount Mortgage Loan, a fraction,  expressed as a  percentage,  the  numerator of which is the  Discount  Net  Mortgage  Rate minus the Net
Mortgage Rate for such Discount  Mortgage  Loan and the  denominator  of which is the Discount
Net  Mortgage  Rate.  The  Class PO  Certificates  will be entitled  to payments  based on the
Discount Fraction of the Discount Mortgage Loans.

        DISCOUNT  MORTGAGE  LOAN--Any  mortgage  loan  with a Net  Mortgage  Rate less than the
Discount Net Mortgage Rate.

        DISCOUNT NET MORTGAGE  RATE--With respect to any series, as set forth in any final term sheet for a class of certificates.

        ELIGIBLE  FUNDS--On  any  distribution  date,  the  portion,  if any, of the  Available
Distribution  Amount for a loan group  remaining  after  reduction  by the sum of the  related
Senior  Interest  Distribution  Amount,  the related  Senior  Principal  Distribution  Amount, determined  without regard to clause (4) of its  definition,  the Principal Only  Distribution
Amount,  determined  without regard to clause (5) of its definition,  and the aggregate amount of Accrued Certificate  Interest on the Class M,  Class B-1 and Class B-2  Certificates to the
extent such Accrued Certificate Interest is derived from such loan group.

        EXCESS BANKRUPTCY LOSSES--Bankruptcy Losses in excess of the Bankruptcy Amount.

        EXCESS FRAUD LOSSES--Fraud Losses in excess of the Fraud Loss Amount.

        EXCESS  SPECIAL  HAZARD  LOSSES--Special  Hazard Losses in excess of the Special Hazard
Amount.

        EXCESS  SUBORDINATE  PRINCIPAL  AMOUNT--With  respect to any distribution date on which the Certificate  Principal  Balance of the most  subordinate  class or classes of certificates then  outstanding  is to be reduced to zero and on which  Realized  Losses are to be allocated to that class or those  classes,  the amount,  if any, by which  (1) the  amount of  principal that would otherwise be  distributable  on that class or those classes of certificates on that distribution  date is greater  than  (2) the  excess,  if any,  of the  aggregate  Certificate
Principal  Balance of that class or those classes of  certificates  immediately  prior to that distribution  date over the aggregate  amount of Realized Losses to be allocated to that class or those  classes  of  certificates  on that  distribution  date,  as  reduced  by any  amount calculated  pursuant to clause (5) of the  definition of Principal Only  Distribution  Amount.
The Excess  Subordinate  Principal  Amount will be allocated  between the Senior  Certificates related  to each loan  group on a pro rata basis in  accordance  with the  amount of  Realized
Losses on the mortgage loans in the related loan group  allocated to the  certificates on that distribution date.

        FINAL  DISPOSITION--With  respect to a defaulted  mortgage loan, a Final Disposition is deemed  to have  occurred  upon a  determination  by the  servicer  that it has  received  all
Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash  recoveries  which the servicer  reasonably and in good faith expects to be finally  recoverable  with respect to the mortgage loan.

        INTEREST  ACCRUAL PERIOD--With respect to each class of offered  certificates  and any distribution  date,  the  thirty  day  period  ending  on the last day of the  calendar  month preceding the month in which that distribution date occurs.

        LOCKOUT  CERTIFICATES--Such  certificates  as are  specified  in the final  term  sheet relating to any Lockout Certificates.

        LOCKOUT DISTRIBUTION  AMOUNT--With respect to any distribution date, an amount equal to the product of (a) the  Lockout  Percentage  for that  distribution  date and (b) the  Lockout
Certificate Pro Rata Distribution Amount for that distribution date.

        LOCKOUT  PERCENTAGE--With  respect to any series,  as set forth in any final term sheet for a class of certificates.

        LOCKOUT  CERTIFICATE PRO RATA  DISTRIBUTION  AMOUNT--With  respect to any  distribution date, an amount specified in the final term sheet for any class of certificates.

        NET MORTGAGE  RATE--With respect to each mortgage loan, the related mortgage rate minus
0.250%, which is the rate at which the servicer's servicing fee accrues.

        NON-DISCOUNT MORTGAGE LOAN--The mortgage loans other than the Discount Mortgage Loans.

        NOTIONAL  AMOUNT--As of any date of determination  and the Class IO  Certificates,  the
Notional  Amount  is equal to the  aggregate  Stated  Principal  Balance  of the  Non-Discount
Mortgage Loans  immediately  prior to that date.  Reference to a Notional  Amount with respect to the Interest Only  Certificates  is solely for  convenience  in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

        PAC  TARGETED  RANGE--A  range set forth in the final  term  sheet for any class of PAC
Certificates.

        PASS-THROUGH  RATE--With respect to all classes of certificates other than the Class IO
Certificates and Adjustable Rate  Certificates,  the fixed  pass-through rate set forth in the final term sheet for any class of certificates.

        The  pass-through  rate on any Adjustable Rate  Certificates  will be set forth in the final term sheet for any class of certificates.

        The  pass-through  rate on the Class IO  Certificates on each  distribution  date will equal  the  weighted  average,  as of the due date in the month  preceding  the month in which that distribution  date occurs,  of the pool strip rates on each of the Non-Discount  Mortgage
Loans in the  mortgage  pool.  The pool  strip rate on any  mortgage  loan is equal to its Net
Mortgage Rate minus the Discount Net Mortgage Rate, but not less than 0.000%.

        PLANNED  PRINCIPAL  BALANCE--With  respect  to  each  distribution  date  and  any  PAC
Certificates, the amount set forth in any final term sheet for any class of PAC Certificates.

        PREPAYMENT  PERIOD--With  respect to each  distribution  date, the period commencing on the 16th day of the month  prior to that  distribution  date and ending on the 15th day of the month in which that distribution date occurs.

        PRINCIPAL  ONLY  COLLECTION  SHORTFALL--With  respect  to each Final  Disposition  of a
Discount  Mortgage Loan in connection with each  distribution  date or any prior  distribution date,  the extent that the amount  included  under  clause (3) of the  definition of Principal
Only  Distribution  Amount for that  distribution  date was less than the amount  described in
(a)  under  clause  (3)  of  the   definition   of   Principal   Only   Distribution   Amount.
Notwithstanding any other provision of this term sheet supplement,  any distribution  relating to any  Principal  Only  Collection  Shortfall,  to the  extent  not  covered  by any  amounts otherwise  distributable  to the  Class B-3  Certificates,  shall result in a reduction of the amount of  principal  distributions  on that  distribution  date on (1) first,  the  Class B-1
Certificates and Class B-2  Certificates  and (2) second,  the Class M  Certificates,  in each case in reverse order of their payment priority.

        PRINCIPAL ONLY  DISTRIBUTION  AMOUNT--On each distribution date (a) prior to the Credit
Support  Depletion  Date,  a  distribution  allocable  to  principal  made to  holders  of the
Class PO  Certificates  from the  Available  Distribution  Amount  remaining  after the Senior
Interest Distribution Amount is distributed, equal to the aggregate of:

               (1)    the related Discount  Fraction of the principal portion of the scheduled monthly  payment on each Discount  Mortgage Loan due on the related due date,  whether or not  received  on or prior to the related  determination  date,  less the  Discount
        Fraction  of the  principal  portion of any  related  Debt  Service  Reductions  which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

               (2)    the  related  Discount   Fraction  of  the  principal   portion  of  all
        unscheduled  collections on each Discount  Mortgage Loan received during the preceding calendar month or, in the case of mortgagor  prepayments  in full,  during the related
        Prepayment Period,  other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (3) below,  including full and partial mortgagor  prepayments,  repurchases  of Discount  Mortgage Loans or, in the case of a substitution,  amounts representing a principal adjustment, as required by the pooling and servicing agreement,  Liquidation  Proceeds and Insurance Proceeds,  to the extent applied as recoveries of principal;

               (3)    in connection  with the Final  Disposition  of a Discount  Mortgage Loan that did not result in any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess
        Bankruptcy  Losses or Extraordinary  Losses,  an amount equal to the lesser of (a) the applicable  Discount  Fraction  of the  Stated  Principal  Balance  of  that  Discount
        Mortgage  Loan  immediately  prior to that  distribution  date  and (b) the  aggregate amount  of  collections  on that  Discount  Mortgage  Loan to the  extent  applied  as recoveries of principal;

               (4)    any amounts  allocable to principal for any previous  distribution  date calculated pursuant to clauses (1) through (3) above that remain undistributed; and

               (5)    an  amount  equal to the  aggregate  of the  Principal  Only  Collection
        Shortfalls,  less any  amounts  paid under this clause on a prior  distribution  date, until paid in full;  provided,  that distributions under this clause (5) shall only be made to the extent of  Eligible  Funds (as  described  in the  definition  of Eligible
        Funds) on any distribution date; and

        (b)    On or after the Credit Support  Depletion Date, an amount equal to the Discount
Fraction of the principal portion of scheduled payments and unscheduled  collections  received or advanced in respect of Discount Mortgage Loans.

        SENIOR ACCELERATED  DISTRIBUTION  PERCENTAGE--With respect to any series, as set forth in any final term sheet for a class of certificates.

        SENIOR  INTEREST  DISTRIBUTION   AMOUNT--With  respect  to  each  loan  group  and  any
distribution  date,  the aggregate  amount of Accrued  Certificate  Interest to be paid to the holders of the Senior Certificates as interest distributions for that distribution date.

        SENIOR  PERCENTAGE--With  respect to each loan  group and any  distribution  date,  the percentage  equal to the  lesser of (x) the  aggregate  Certificate  Principal  Balance of the related  Senior  Certificates,  other than the  Class PO  Certificates,  immediately  prior to that  distribution  date  divided  by the  aggregate  Stated  Principal  Balance of all of the mortgage loans in that loan group,  other than the Discount  Fraction of the Discount Mortgage
Loans,  immediately  prior  to  that  distribution  date  and  (y) 100%.  The  initial  Senior
Percentage  may be less than the initial  percentage  interest in the trust  evidenced  by the
Senior  Certificates in the aggregate because that percentage is calculated  without regard to either  the  Certificate  Principal  Balance  of the  Class PO  Certificates  or the  Discount
Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

        SENIOR  PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect  to  each  loan  group  and  any distribution date, the lesser of:

        (a)    the balance of the related  Available  Distribution  Amount remaining after the
Senior  Interest  Distribution  Amount,  the  Principal  Only  Distribution  Amount  for  that distribution date has been distributed; and

        (b)    the sum of:

               (1)    the product of (A) the  then-applicable  related  Senior  Percentage and
       (B) the aggregate of the following amounts:

o       the  principal  portion of all  scheduled  monthly  payments on the  related  mortgage loans,  other  than  the  related  Discount  Fraction  of  the  principal portion of those  payments with respect to each Discount  Mortgage  Loan, due on the related due date,  whether or not  received on or prior to the related  determination  date, less the principal  portion of Debt Service
                     Reductions  on  the  related  mortgage  loans,  other  than  the  related
                     Discount   Fraction  of  the  principal   portion  of  the  Debt  Service
                     Reductions  with respect to each Discount  Mortgage Loan,  which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

o       the  principal  portion of all proceeds of the  repurchase  of a mortgage  loan in the
                     related  loan  group  or,  in  the  case  of  a   substitution,   amounts
                     representing  a principal  adjustment,  other than the  related  Discount
                     Fraction  of the  principal  portion of those  proceeds  with  respect to each  Discount  Mortgage  Loan,  as required by the pooling and servicing agreement during the preceding calendar month; and

o       the principal portion of all other unscheduled  collections received in respect of the mortgage  loans in the related loan group during the  preceding  calendar month  or,  in the case of  mortgagor  prepayments  in full,  during  the
                     related  Prepayment  Period,   other  than  full  and  partial  mortgagor
                     prepayments  and  any  amounts   received  in  connection  with  a  Final
                     Disposition  of a mortgage  loan in the related  loan group  described in clause (2) below,  to the extent  applied  as  recoveries  of  principal, other than the  related  Discount  Fraction of the  principal  portion of those  unscheduled  collections,  with respect to each Discount  Mortgage
                     Loan;

               (2)    in  connection  with the Final  Disposition  of a  mortgage  loan in the related loan group (x) that  occurred in the preceding  calendar month and (y) that did not result in any Excess Special Hazard Losses,  Excess Fraud Losses, Excess Bankruptcy
       Losses or Extraordinary Losses, an amount equal to the lesser of:

o       the  then-applicable  related Senior Percentage of the Stated Principal Balance of the
                     mortgage  loan,  other than the related  Discount  Fraction of the Stated
                     Principal Balance, with respect to a Discount Mortgage Loan; and

o       the then-applicable related Senior Accelerated  Distribution Percentage of the related unscheduled  collections,  including  Insurance  Proceeds and Liquidation
                     Proceeds,  to the extent  applied as  recoveries  of  principal,  in each case  other  than the  portion  of the  collections,  with  respect  to a
                     Discount  Mortgage  Loan,  included in  clause (3)  of the  definition of
                     Principal Only Distribution Amount;

               (3)    the then-applicable  related Senior Accelerated  Distribution Percentage of  the  aggregate  of  all  partial  mortgagor  prepayments  made  by  the  respective mortgagors  of the  mortgage  loans in the  related  loan group  during  the  preceding calendar month and, all full mortgagor  prepayments  made by the respective  mortgagors of the mortgage loans in the related loan group during the related  Prepayment  Period, other than the related  Discount  Fraction of  mortgagor  prepayments,  with respect to each Discount Mortgage Loan;

               (4)    any related Excess  Subordinate  Principal Amount for that  distribution date related to Realized Losses on mortgage loans in the related loan group;  provided, that  distributions  under this clause (4) shall only be made to the extent of Eligible
       Funds for the related loan group (as described in the definition of Eligible  Funds) on any distribution date; and

               (5)    any amounts  allocable to principal for any previous  distribution  date calculated pursuant to clauses (1)  through (3) above that remain  undistributed to the extent that any of those  amounts are not  attributable  to Realized  Losses which were allocated to the Subordinate Certificates.

        In no event will the  Senior  Principal  Distribution  Amount for a loan group be less than zero or greater  than the  aggregate  outstanding  Certificate  Principal  Balance of the related Senior Certificates.

        SENIOR  SUPPORT  CERTIFICATES--Any  class  of  Senior  Certificates  that is  allocated
Realized Losses that would otherwise be allocated to another class of Senior Certificates.

        SUBORDINATE  PERCENTAGE--With  respect  to  each  loan  group  and  as of any  date  of determination, a percentage equal to 100% minus the Senior Percentage as of that date.

        SUPER SENIOR  CERTIFICATES--Any  class of Senior  Certificates  with respect to which a class of Senior Support  Certificates  is allocated  Realized  Losses that would  otherwise be allocated to such class of Senior Certificates.

PRIORITY OF DISTRIBUTIONS

        As more fully  described in this term sheet  supplement,  on each  distribution  date, distributions will be made in the following order of priority:

        (a)    with respect to the Available Distribution Amount for each loan group:

o       first, accrued and unpaid interest on the related classes of Senior  Certificates,  on a pro rata basis; and

o       second,  principal  of the  related  classes  of  Senior  Certificates  calculated  as described under  "--Principal  Distributions  on the Senior  Certificates"
                     below;

        (b)    to the servicer,  reimbursement for certain Advances remaining  unreimbursed to the extent described below under "Advances"; and

        (c)    with  respect  to all  remaining  Available  Distribution  Amount  for all loan groups:

o       first,  accrued  and  unpaid  interest  on,  and  then  principal  of,  each  class of
                     Subordinate   Certificates,   in  the  order  of  their  numerical  class
                     designations  beginning  with  the  Class M-1  Certificates,  subject  to certain  limitations  described under  "--Principal  Distributions  on the
                     Class M Certificates" below; and

o       second, to the Class R Certificates.

INTEREST DISTRIBUTIONS

        Holders  of  each  class  of  Senior  Certificates,  other  than  the  Principal  Only
Certificates,  will be entitled to receive  interest  distributions  in an amount equal to the
Accrued  Certificate  Interest on that class on each  distribution  date, to the extent of the
Available Distribution Amount for the related loan group for that distribution date.

        Holders of each class of Class M  Certificates  will be entitled  to receive  interest distributions  in an amount  equal to the Accrued  Certificate  Interest on that class on each distribution  date, to the extent of the Available  Distribution  Amount for that distribution date after  distributions  of interest and principal to the  applicable  Senior  Certificates, reimbursements  for some Advances to the servicer and  distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

        The Principal Only Certificates are not entitled to distributions of interest.

        Prepayment  Interest Shortfalls will result because interest on prepayments in full is paid by the  related  mortgagor  only to the date of  prepayment,  and  because no interest is distributed  on  prepayments  in part, as these  prepayments in part are applied to reduce the outstanding  principal  balance of the related  mortgage loans as of the due date in the month of prepayment.

        However,  with respect to any distribution  date, any Prepayment  Interest  Shortfalls resulting  from  prepayments  in full  during the period  from 16th day to the last day of the preceding  calendar month or  prepayments in part during the preceding  calendar month will be offset by the servicer,  but only to the extent those  Prepayment  Interest  Shortfalls do not exceed  an amount  equal to the  servicing  fee  payable  to the  servicer  for its  servicing activities  with  respect  to that  distribution  date.  No  assurance  can be given  that the servicing  compensation  available to cover Prepayment  Interest Shortfalls will be sufficient therefor.  See "Pooling and Servicing  Agreement--Servicing  and Other Compensation and Payment
of Expenses" in this term sheet supplement.

        If on any distribution  date the Available  Distribution  Amount for any loan group is less than the Accrued  Certificate  Interest on the related Senior  Certificates  payable from that loan  group  for that  distribution  date,  the  shortfall  will be  allocated  among the holders  of the  related  Senior  Certificates  in  proportion  to the  respective  amounts of
Accrued  Certificate  Interest  on those  certificates  payable  from such loan  group on that distribution  date. In addition,  the amount of any such interest  shortfalls that are covered by subordination,  specifically,  interest shortfalls not described in clauses (1) through (4)
in the  definition  of  Accrued  Certificate  Interest,  will be  unpaid  Accrued  Certificate
Interest and will be  distributable  to holders of the  certificates of those classes entitled to those amounts on  subsequent  distribution  dates,  in each case to the extent of available funds for the related loan group after interest  distributions  as required in this term sheet supplement.

        These interest  shortfalls could occur, for example,  if delinquencies on the mortgage loans in a loan group were  exceptionally  high and were  concentrated  in a particular  month and  Advances by the  servicer  did not cover the  shortfall.  Any amounts so carried  forward will not bear  interest.  Any  interest  shortfalls  will not be offset by a reduction  in the servicing  compensation of the servicer or otherwise,  except to the limited extent  described in the second preceding  paragraph with respect to Prepayment  Interest  Shortfalls  resulting from prepayments.

        Accrued Certificate  Interest allocable to each class of offered  certificates,  other than the Class PO  Certificates,  which are not  entitled to  distributions  of  interest,  is based on the Certificate Principal Balance or Notional Amount of that class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

        The holders of the Senior  Certificates,  other than the Interest  Only  Certificates, which are not  entitled to  distributions  of  principal,  will be entitled to receive on each distribution date, to the extent of the portion of the Available  Distribution  Amount for the
related  loan  group  remaining  after  the   distribution  of  the  related  Senior  Interest
Distribution  Amount, a distribution  allocable to principal in an amount equal to the related
Senior Principal  Distribution  Amount in the priority and on the terms set forth in the final term sheet for the related class of Senior Certificates.

LOCKOUT CERTIFICATES

        The  certificates of any series may include a class of Lockout  Certificates.  Lockout
Certificates  generally do not receive any principal  until later  distribution  dates,  which may not occur for several  years  after the  closing  date.  In  addition,  from and after the date on which  Lockout  Certificates  begin to  receive  principal  payments,  the  holders of
Lockout   Certificates  receive  only  the  related  Lockout  Distribution  Amount,  which  is percentage  of the  Senior  Principal  Distribution  Amount  that  increases  over  time.  See
"Certain Yield and Prepayment Considerations--General--Lockout Certificates."

ACCRUAL CERTIFICATES AND ACCRETION DIRECTED CERTIFICATES

        The  certificates  of any series may  include  classes  of  Accrual  Certificates  and
Accretion Directed  Certificates.  Until the Accretion  Termination Date, Accrual Certificates
will not receive any payments of interest.  The  aggregate  amount of the Accrued  Certificate
Interest  on  any  Accrual  Certificates  on  any  distribution  date  will  be  added  to the
Certificate  Principal Balance of the related class of Accrual  Certificates,  and the Accrued
Certificate  Interest will be  distributed  to the holders of the related  Accretion  Directed
Certificates  in the  manner  and  priority  set forth in the final  term sheet for a class of certificates  as principal in reduction of the  Certificate  Principal  Balance of the related
Accretion  Directed  Certificates.  The  amount  that is  added to the  Certificate  Principal
Balance of the related  Accrual  Certificates  will accrue interest at a rate specified in the final  term  sheet  for a class of  certificates.  On each  distribution  date on or after the
Accretion  Termination  Date, the entire Accrued  Certificate  Interest on the related Accrual
Certificates   for  that  date  will  be  payable  to  the  holders  of  the  related  Accrual
Certificates  to the extent  that  payments  are not  required to fully  reduce the  Accretion
Directed  Certificates to zero on the related Accretion  Termination Date; provided,  however, that if the  Accretion  Termination  Date is the Credit  Support  Depletion  Date,  the entire
Accrued  Certificate  Interest  on Accrual  Certificates  will be payable as  interest  to the
holders  of  the  related   Accrual   Certificates.   See   "Certain   Yield  and   Prepayment
Considerations--General--Accretion Directed Certificates and Accrual Certificates."

FLOATER CERTIFICATES AND INVERSE FLOATER CERTIFICATES

        The  certificates  of any series may  include  classes  of  Floater  Certificates  and
Inverse Floater  Certificates.  Floater  Certificates  will accrue interest at a rate equal to an index plus a specified  margin.  Inverse  Floater  Certificates  will accrue  interest at a rate equal to an index minus a  specified  margin.  As such,  the higher the  specified  index rises,  the more  interest  that the  Floater  Certificates  will accrue and the less that the
Inverse  Floater  Certificates  will  accrue.  Unless  otherwise  specified  in the final term sheet for any class of Floater  Certificates  or Inverse  Floater  Certificates,  the  Inverse
Floater Certificates will not be entitled to any principal distributions.

PAC CERTIFICATES AND COMPANION CERTIFICATES

        The  certificates of any series may include classes of PAC  Certificates and Companion
Certificates.  Generally,  Companion  Certificates do not receive  distributions  of principal until the Certificate  Principal  Balance of the related PAC Certificates are equal to or less than the Planned Principal  Balance.  Generally,  if the Certificate  Principal Balance of any
PAC  Certificates  is  equal  to  or  less  than  the  Planned  Principal  Balance,  such  PAC
Certificates  do not  receive  distributions  of  principal  until the  Certificate  Principal
Balance of the related  Companion  Certificates  has been reduced to zero.  See "Certain Yield and Prepayment Considerations--General--PAC Certificates."

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

        Holders of each class of the Class M  Certificates will be entitled to receive on each distribution  date,  to the extent of the  portion of the  Available  Distribution  Amount for each loan group remaining after:

o       the sum of the Senior  Interest  Distribution  Amounts,  Principal  Only  Distribution
               Amount and Senior Principal Distribution Amounts is distributed;

o       reimbursement is made to the servicer for certain Advances  remaining  unreimbursed to the extent described below under "Advances";

o       the aggregate  amount of Accrued  Certificate  Interest and  principal  required to be distributed  to any  class of  Class M  Certificates  having  a higher  payment priority on that  distribution  date is distributed to holders of that class of
               Class M Certificates; and

o       the aggregate  amount of Accrued  Certificate  Interest  required to be distributed to that class of Class M  Certificates on that distribution date is distributed to those Class M Certificates;

a  distribution  allocable  to  principal  in the amount set forth in the final term sheet for any class of certificates.

ALLOCATION OF LOSSES; SUBORDINATION

        The subordination provided to the Senior Certificates by the Subordinate  Certificates
and  the  subordination  provided  to  each  class  of  Class M  Certificates  by the  Class B
Certificates  and  by any  class  of  Class M  Certificates  subordinate  thereto  will  cover
Realized  Losses on the mortgage  loans that are  Defaulted  Mortgage  Losses,  Fraud  Losses,
Bankruptcy  Losses  and  Special  Hazard  Losses.  Any  Realized  Losses  which are not Excess
Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or Extraordinary Losses
will be allocated as follows:

o       first, to the Class B Certificates;

o       second, to the Class M Certificates, in their reverse order of priority;

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and thereafter,  first, if any Realized Loss is on a Discount  Mortgage Loan, to the  Class PO  Certificates  in an amount  equal to the  related  Discount  Fraction of the principal  portion  of the  Realized  Loss  until the  Certificate  Principal  Balance  of the
Class PO  Certificates  has been reduced to zero, and the remainder of the Realized  Losses on
Discount  Mortgage  Loans and the entire amount of Realized  Losses on  Non-Discount  Mortgage
Loans  will be  allocated  among  all the  remaining  classes  of Senior  Certificates  in the priority and on the terms set forth in the final term sheet for any class of certificates.

        Any  allocation  of a  Realized  Loss,  other  than a  Debt  Service  Reduction,  to a certificate will be made by reducing:

o       its  Certificate  Principal  Balance,  in the  case of the  principal  portion  of the
               Realized  Loss, in each case until the  Certificate  Principal  Balance of that class has been reduced to zero, and

o       the Accrued  Certificate  Interest thereon, in the case of the interest portion of the
               Realized  Loss,  by  the  amount  so  allocated  as of  the  distribution  date occurring in the month  following the calendar month in which the Realized Loss was incurred.

        In addition,  any allocation of a Realized Loss to a Class M  Certificate  may also be made  by  operation  of the  payment  priority  to the  Senior  Certificates  described  under
"--Principal  Distributions on the Senior  Certificates" and any class of Class M  Certificates with a higher payment priority.

        If an  amount  previously  allocated  to one or  more  classes  of  certificates  as a
Realized Loss is subsequently  recovered,  the amount  recovered shall be allocated among such classes in the same  proportions  as the  allocation of the related  Realized  Losses.  To the extent  any class of  certificates  to which such  Realized  Loss was  allocated  is no longer outstanding,  the portion of the  recovered  amount that would  otherwise be allocated to such class of  certificates  shall be distributed to the persons who were the holders of such class of certificates when its Certificate Principal Balance was reduced to zero.

        As used  in  this  term  sheet  supplement,  subordination  refers  to the  provisions discussed above for the sequential  allocation of Realized  Losses among the various  classes,
as  well  as  all  provisions  effecting  those  allocations   including  the  priorities  for
distribution of cash flows in the amounts described in this term sheet supplement.

        As  described  in the  prospectus,  in some  circumstances  the  servicer may permit a servicing  modification -- the  modification  of a  defaulted  mortgage  loan  to  reduce  the applicable  mortgage  rate or to  reduce  its  outstanding  principal  amount.  Any  principal reduction of this type shall  constitute  a Realized  Loss at the time of the  reduction,  and the amount by which each  monthly  payment is reduced by any  mortgage  rate  reduction  shall constitute  a Realized  Loss in the month in which each such reduced  monthly  payment is due.
See "Description of the Securities--Servicing and Administration of Loans" in the prospectus.

        Servicing  modification  reductions  shall be  allocated  when  incurred,  as provided above,  in the  same  manner  as  other  Realized  Losses  as  described  in this  term  sheet supplement.  Any  Advances  made on any  mortgage  loan will be reduced to reflect any related servicing  modifications  previously made. No servicing  modification  will have the effect of reducing the mortgage rate below the  servicing  fee rate.  The mortgage rate and Net Mortgage
Rate as to any  mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the  calculation  of Accrued  Certificate  Interest  payable on the offered  certificates will not be affected by the servicing modification.

        Allocations  of the principal  portion of Debt Service  Reductions on the loans in any loan  group to each  class of  Subordinate  Certificates  will  result  from the  priority  of distributions of the Available  Distribution  Amount, which distributions shall be made first, to the  related  Senior  Certificates,  second,  to the Class M  Certificates  in the order of their  payment  priority  and  third,  to  the  Class B  Certificates.  An  allocation  of the interest  portion  of a  Realized  Loss as  well  as the  principal  portion  of Debt  Service
Reductions  will not reduce the level of  subordination,  as that term is defined in this term sheet  supplement,  until an amount in respect  thereof  has been  actually  disbursed  to the holders of the related Senior Certificates or the Class M Certificates, as applicable.

        The  holders  of the  offered  certificates  related  to any  loan  group  will not be entitled to any  additional  payments with respect to Realized  Losses from amounts  otherwise
distributable  on  any  classes  of  certificates   subordinate  thereto,  except  in  limited
circumstances  in respect of any Excess  Subordinate  Principal  Amount allocated to such loan group,  or in the case of  Principal  Only  Collection  Shortfalls,  to the extent of Eligible
Funds  for  such  loan  group.   Accordingly,   the  subordination   provided  to  the  Senior
Certificates,   other  than  the  Class PO   Certificates,   and  to  each  class  of  Class M
Certificates  by the respective  classes of certificates  subordinate  thereto with respect to
Realized Losses  allocated on any distribution  date will be effected  primarily by increasing the related Senior Percentage,  or the respective Class M Percentage,  of future distributions of  principal  of the  remaining  mortgage  loans  in the  related  loan  group.  Because  the
Discount  Fraction of each Discount  Mortgage Loan will not change over time,  the  protection from losses  provided to the Class PO  Certificates  by the Class M  Certificates  and Class B
Certificates  is  limited  to  the  prior  right  of  the  Class PO  Certificates  to  receive
distributions   in  respect  of  principal  as  described  in  this  term  sheet   supplement.
Furthermore,  principal  losses on the  mortgage  loans that are not covered by  subordination will be  allocated to the  Class PO  Certificates  only to the extent they occur on a Discount
Mortgage Loan and only to the extent of the related  Discount  Fraction of those  losses.  The allocation  of  principal  losses on the  Discount  Mortgage  Loans may result in those losses being  allocated  in an amount that is greater or less than would have been the case had those losses been  allocated in  proportion  to the  Certificate  Principal  Balance of the Class PO
Certificates.  Thus,  the Senior  Certificates,  other than the  Class PO  Certificates,  will bear the entire  amount of losses on the  mortgage  loans in the  related  loan group that are not  allocated to the Class M  Certificates  and Class B  Certificates,  other than the amount allocable to the Class PO  Certificates,  which losses will be allocated  among all classes of
Senior Certificates, other than the Class PO Certificates.

        Because the  Class PO  Certificates  are  entitled to receive in  connection  with the
Final  Disposition of a Discount  Mortgage Loan, on any distribution  date, an amount equal to all unpaid  Principal  Only  Collection  Shortfalls  to the extent of  Eligible  Funds on that distribution  date,  shortfalls  in  distributions  of  principal  on  any  class  of  Class M
Certificates  could  occur  under  some  circumstances,  even if that  class  is not the  most subordinate class of certificates then outstanding.

        Any Excess Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,
Extraordinary  Losses or other losses of a type not covered by  subordination  on Non-Discount
Mortgage  Loans in a loan  group  will be  allocated  on a pro rata  basis  among the  related
Senior Certificates,  other than the Class PO  Certificates,  Class M Certificates and Class B
Certificates.  Any  Realized  Losses  so  allocated  to the  Senior  Certificates  or  Class M
Certificates  will  be  allocated  without  priority  among  the  various  classes  of  Senior
Certificates,  other than the Class PO  Certificates,  or Class M Certificates.  The principal portion  of these  losses  on  Discount  Mortgage  Loans  will be  allocated  to the  Class PO
Certificates in an amount equal to their related Discount  Fraction,  and the remainder of the losses on Discount  Mortgage  Loans will be allocated  among the remaining  certificates  on a pro rata basis.

        An  allocation  of a Realized  Loss on a "pro rata basis" among two or more classes of certificates  means an  allocation to each of those  classes of  certificates  on the basis of
its  then  outstanding   Certificate  Principal  Balance  (in  the  case  of  the  Subordinate
Certificates,  weighted on the basis of the related Subordinate Component,  to the extent that a series has more than one loan group) prior to giving effect to  distributions  to be made on that  distribution  date in the case of an allocation  of the principal  portion of a Realized
Loss, or based on the Accrued  Certificate  Interest  thereon (in the case of the  Subordinate
Certificates,  weighted on the basis of the related Subordinate Component,  to the extent that a series has more than one loan  group) in respect  of that  distribution  date in the case of an allocation of the interest portion of a Realized Loss.

        In order to maximize the  likelihood of  distribution  in full of the Senior  Interest
Distribution  Amount,  Principal Only  Distribution  Amount and Senior Principal  Distribution
Amount,  on  each  distribution  date,  holders  of  Senior   Certificates  have  a  right  to
distributions of the Available  Distribution  Amount related to any group of certificates that is prior to the rights of the holders of the Class M  Certificates  and Class B  Certificates,
to  the  extent  necessary  to  satisfy  the  related  Senior  Interest  Distribution  Amount,
Principal  Only  Distribution  Amount and Senior  Principal  Distribution  Amount.  Similarly,
holders  of  the  Class M  Certificates  have  a  right  to  distributions  of  the  Available
Distribution  Amount prior to the rights of holders of the Class B  Certificates,  and holders of any  class  of  Class M  Certificates  with a  higher  payment  priority  have a  right  to distributions  of the  Available  Distribution  Amount  prior to the  rights of holders of any class of Class M Certificates with a lower payment priority.

        The  application  of the Senior  Accelerated  Distribution  Percentage  related to any group of  certificates,  when it exceeds the  related  Senior  Percentage,  to  determine  the related Senior Principal  Distribution  Amount will accelerate the amortization of the related
Senior Certificates,  other than the Class PO  Certificates,  in the aggregate relative to the
actual   amortization  of  the  mortgage  loans  in  the  related  loan  group.  The  Class PO
Certificates  will not receive  more than the  Discount  Fraction of any  unscheduled  payment relating  to a Discount  Mortgage  Loan.  To the extent  that the Senior  Certificates  in the aggregate,  other than the  Class PO  Certificates,  are  amortized  faster than the  mortgage loans,  in the absence of offsetting  Realized  Losses  allocated to the Class M  Certificates and Class B  Certificates,  the percentage  interest  evidenced by the Senior  Certificates in the trust will be  decreased,  with a  corresponding  increase  in the  interest  in the trust evidenced  by the Class M  and Class B  Certificates,  thereby  increasing,  relative to their
respective   Certificate   Principal   Balances,   the   subordination   afforded  the  Senior
Certificates  by  the  Class M   Certificates  and  Class B  Certificates   collectively.   In
addition,  if losses on the  mortgage  loans  exceed the amounts  described in this term sheet supplement under "--Principal  Distributions on the Senior  Certificates," a greater percentage of full and partial  mortgagor  prepayments  will be allocated to the Senior  Certificates  in the  aggregate,  other  than the  Class PO  Certificates,  than would  otherwise  be the case, thereby  accelerating the amortization of the Senior Certificates  relative to the Class M and
Class B Certificates.

        The  priority  of  payments,  including  principal  prepayments,   among  the  Class M
Certificates,  as described  in this term sheet  supplement,  also has the effect  during some periods,  in the absence of losses,  of decreasing  the percentage  interest  evidenced by any class of Class M  Certificates with a higher payment priority,  thereby  increasing,  relative to its  Certificate  Principal  Balance,  the  subordination  afforded  to that  class  of the
Class M  Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

ADVANCES

        Prior to each distribution  date, the servicer is required to make Advances which were due on the  mortgage  loans  on the  immediately  preceding  due date  and  delinquent  on the business day next preceding the related determination date.

        These  Advances  are  required  to be made only to the  extent  they are deemed by the servicer to be recoverable  from related late  collections,  Insurance  Proceeds,  Liquidation
Proceeds or amounts  otherwise  payable to the holders of the  Subordinate  Certificates.  The
purpose   of  making   these   Advances   is  to   maintain   a  regular   cash  flow  to  the
certificateholders,  rather than to  guarantee or insure  against  losses.  The servicer  will not be required to make any Advances  with respect to  reductions in the amount of the monthly payments on the  mortgage  loans due to Debt  Service  Reductions  or the  application  of the
Relief Act or similar  legislation  or  regulations.  Any  failure by the  servicer to make an
Advance as required  under the pooling and  servicing  agreement  will  constitute an event of default thereunder,  in which case the trustee,  as successor  servicer,  will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

        All  Advances  will be  reimbursable  to the servicer on a first  priority  basis from either (a) late  collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance  was made or (b) as to any Advance  that  remains unreimbursed  in whole or in part  following  the final  liquidation  of the related  mortgage loan, from any amounts otherwise  distributable on any of the Class B  Certificates or Class M
Certificates;   provided,   however,  that  any  Advances  that  were  made  with  respect  to delinquencies  which  ultimately  were  determined to be Excess Special Hazard Losses,  Excess
Fraud  Losses,  Excess  Bankruptcy  Losses or  Extraordinary  Losses are  reimbursable  to the servicer  out of any funds in the  Custodial  Account  with  respect to the related loan group prior to  distributions  on any of the  certificates  and the amount of those  losses  will be allocated as described in this term sheet  supplement.  Any servicing  fees that have not been paid to the servicer  with respect to a liquidated  mortgage loan will be paid to the servicer out of Insurance  Proceeds and Liquidation  Proceeds from that  liquidated  mortgage loan from amounts otherwise distributable to certificateholders.

        In addition,  if the Certificate  Principal  Balances of the Subordinate  Certificates
have been reduced to zero,  any Advances  previously  made which are deemed by the servicer to be nonrecoverable from related late collections,  Insurance Proceeds and Liquidation  Proceeds may be reimbursed  to the servicer out of any funds in the  Custodial  Account with respect to the  related  loan group  prior to  distributions  on the  related  Senior  Certificates.  The effect of these  provisions on any class of the Class M  Certificates is that, with respect to any  Advance  which  remains  unreimbursed  following  the final  liquidation  of the  related mortgage  loan,  the entire amount of the  reimbursement  for that Advance will be borne first by the  holders of the  Class B  Certificates  or any class of Class M  Certificates  having a lower payment priority to the extent that the  reimbursement  is covered by amounts  otherwise
distributable  to  those  classes,   and  then  by  the  holders  of  that  class  of  Class M
Certificates,  except as provided above, to the extent of the amounts otherwise  distributable to them.

RESIDUAL INTERESTS

        Holders of the Class R  Certificates  will be entitled to receive  any  residual  cash flow  from  the  mortgage  pool,  which  is  not  expected  to be  significant.  The  Class  R
Certificates  will not be entitled to any payments other than their nominal  principal  amount and accrued  interest  on that  amount  unless the  aggregate  amount  received by the issuing entity with respect to the mortgage  loans exceeds the aggregate  amount  payable to the other certificateholders,  which is  highly  unlikely.  A holder of a Class R  Certificate  will not have a right to alter the structure of any transaction.

                         CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

        The yields to  maturity  and the  aggregate  amount of  distributions  on the  offered certificates  will be affected by the rate and timing of  principal  payments on the  mortgage loans in the related loan group and the amount and timing of mortgagor  defaults  resulting in
Realized  Losses.  The yields may be adversely  affected by a higher or lower than anticipated rate of  principal  payments  on the  mortgage  loans in the related  loan group.  The rate of principal  payments  on the  mortgage  loans  will  in turn be  affected  by the  amortization schedules  of the  mortgage  loans,  the rate  and  timing  of  mortgagor  prepayments  on the mortgage loans by the mortgagors,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of  prepayments,  liquidations  and purchases of the mortgage  loans in the  related  loan  group  may,  and the timing of  Realized  Losses  will, significantly  affect  the  yield  to an  investor,  even if the  average  rate  of  principal payments  experienced  over time is consistent  with an investor's  expectation.  The mortgage loans in most  cases may be  prepaid  by the  mortgagors  at any time  without  payment of any prepayment  fee  or  penalty.  All of the  mortgage  loans  contain  due-on-sale  clauses.  In addition,  the rate of  prepayments  of the  mortgage  loans and the yield to investors on the related  certificates  may be affected by refinancing  programs,  which may include general or targeted  solicitations,  as described under "Maturity and Prepayment  Considerations"  in the prospectus.  Since the rate and  timing of  principal  payments  on the  mortgage  loans  will depend  on  future  events  and on a variety  of  factors,  as  described  in this term  sheet supplement and in the  prospectus  under "Yield  Considerations"  and "Maturity and Prepayment
Considerations,"  no  assurance  can be  given  as to the  rate  or the  timing  of  principal payments on the offered certificates.

        As described under  "Description of the  Certificates--Principal  Distributions  on the
Senior Certificates" and "--Principal  Distributions on the Class M  Certificates" in this term sheet  supplement,  during specified periods all or a  disproportionately  large percentage of principal  prepayments  on the mortgage  loans in each loan group will be allocated  among the
related  Senior   Certificates,   other  than  the  Lockout   Certificates  and  the  Class PO
Certificates,  and during  specified  periods no  principal  prepayments  or,  relative to the related Class M Percentage,  a  disproportionately  small portion of principal  prepayments on the  mortgage  loans will be  distributed  to the  Lockout  Certificates  and to each class of
Class M  Certificates.  In addition to the foregoing,  if on any  distribution  date, the loss level  established  for any class of Class M  Certificates  is exceeded and a class of Class M
Certificates  having a higher  payment  priority  is then  outstanding,  such class of Class M
Certificates  having a lower  payment  priority  will not  receive  distributions  relating to principal  prepayments on that distribution date.  Furthermore,  if the Certificate  Principal
Balances of the Senior  Certificates,  other than the Lockout  Certificates  and the  Class PO
Certificates,   have  been  reduced  to  zero,  the  Lockout   Certificates  may,  under  some
circumstances,  receive all mortgagor  prepayments made during the preceding calendar month to the extent not paid to the Class PO Certificates.

        Prepayments,  liquidations and purchases of the mortgage loans in each loan group will result in  distributions to holders of the related offered  certificates of principal  amounts which  would  otherwise  be  distributed  over  the  remaining  terms of the  mortgage  loans.
Factors affecting prepayment,  including defaults and liquidations,  of mortgage loans include changes in mortgagors' housing needs, job transfers,  unemployment,  mortgagors' net equity in the mortgaged properties,  changes in the value of the mortgaged  properties,  mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing mortgage rates  fell  significantly  below  the  mortgage  rates  on the  mortgage  loans,  the rate of
prepayments,   including  refinancings,   would  be  expected  to  increase.   Conversely,  if
prevailing  mortgage rates rose significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

        The rate of  defaults  on the  mortgage  loans will also affect the rate and timing of principal  payments  on the  mortgage  loans.  In  general,  defaults  on  mortgage  loans are expected  to occur  with  greater  frequency  in their  early  years.  The rate of  default on mortgage loans which are refinance or limited  documentation  mortgage loans,  and on mortgage loans with high  loan-to-value  ratios,  may be higher than for other types of mortgage loans.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations on the mortgage loans will be  affected  by the  general  economic  condition  of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less  likely in regions  where a weak or  deteriorating  economy exists,  as may be  evidenced  by, among other  factors,  increasing  unemployment  or falling property values.  See "Maturity and Prepayment Considerations" in the prospectus.

        The  recording  of  mortgages  in the name of MERS is a new  practice in the  mortgage lending  industry.  While the  depositor  expects that the  servicer  will be able to commence foreclosure  proceedings on the mortgaged properties,  when necessary and appropriate,  public recording  officers and others,  however,  may have limited,  if any,  experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,
delays  and  additional   costs  in  commencing,   prosecuting   and  completing   foreclosure
proceedings,  defending  litigation  commenced  by third  parties and  conducting  foreclosure sales of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the  distribution of liquidation  proceeds to the  certificateholders  and increase the amount of Realized  Losses on the mortgage  loans.  In  addition,  if, as a result of MERS discontinuing  or becoming unable to continue  operations in connection with the MERS(R)System, it becomes  necessary to remove any mortgage  loan from  registration  on the MERS(R)System and to arrange  for the  assignment  of the related  mortgages  to the  trustee,  then any related expenses  shall be  reimbursable  by the trust to the  servicer,  which will reduce the amount available  to  pay  principal  of  and  interest  on  the  outstanding  class  or  classes  of certificates  with the lowest payment  priorities.  For additional  information  regarding the recording  of  mortgages in the name of MERS see  "Description  of the Mortgage  Pool--Mortgage
Pool   Characteristics"   in   this   term   sheet   supplement   and   "Description   of  the
Securities--Assignment of Loans" in the prospectus.

        Because the  mortgage  rates on the mortgage  loans and the pass through  rates on the offered certificates,  other than the Class IO  Certificates,  are fixed, these rates will not change in  response  to  changes  in  market  interest  rates.  The pass  through  rate on the
Class IO  Certificates  is based on the  weighted  average of the pool strip  rates on the Non
Discount  Mortgage  Loans and such pool strip  rates will not change in response to changes in market interest rates.  Accordingly,  if market interest rates or market yields for securities similar  to the  Class IO  Certificates  were  to  rise,  the  market  value  of the  Class IO
Certificates may decline.

        Investors in the Class M  Certificates  should also be aware that on any  distribution date on which the Senior  Accelerated  Distribution  Percentage  with  respect to a loan group equals  100%,  the Class M  Certificates  will not be entitled to  distributions  of mortgagor prepayments  with  respect  to the  related  loan  group  for such  distribution  date and the weighted average lives of the Class M Certificates could be significantly affected thereby.

        As  described   under   "Description   of  the   Certificates--Allocation   of  Losses;
Subordination"  and  "--Advances,"  amounts  otherwise  distributable to holders of one or more classes of the  Class M  Certificates  may be made  available  to protect  the  holders of the
Senior  Certificates  and holders of any Class M  Certificates  with a higher payment priority against  interruptions in  distributions  due to some mortgagor  delinquencies,  to the extent not covered by  Advances.  These  delinquencies  may affect the yields to  investors  on those classes of the Class M  Certificates,  and, even if subsequently  cured, may affect the timing of the  receipt of  distributions  by the  holders of those  classes of Class M  Certificates.
Furthermore,  the  Class PO  Certificates  will share in the  principal  portion  of  Realized
Losses on the  mortgage  loans  only to the  extent  that they are  incurred  with  respect to
Discount  Mortgage  Loans  and only to the  extent of the  related  Discount  Fraction.  Thus, after the  Class B  Certificates  and the Class M  Certificates  are retired or in the case of
Excess  Special   Hazard  Losses,   Excess  Fraud  Losses,   Excess   Bankruptcy   Losses  and
Extraordinary Losses, the Senior Certificates,  other than the Class PO  Certificates,  may be affected  to a greater  extent  by  losses  on  Non-Discount  Mortgage  Loans  than  losses on
Discount  Mortgage  Loans.  In  addition,  a higher than  expected  rate of  delinquencies  or losses on mortgage  loans in a loan group will also affect the rate of  principal  payments on one or more classes of the Class M  Certificates  if it delays the scheduled  reduction of the
Senior  Accelerated  Distribution  Percentage for such loan group or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

        The  periodic  increase  in  interest  paid by the  mortgagor  of a Buy-Down  Loan may increase  the risk of default  with  respect to the related  mortgage  loan.  See "Trust Asset
Program--Underwriting Standards" and "Yield Considerations" in the prospectus.

        The amount of interest  otherwise payable to holders of the offered  certificates will be reduced by any  interest  shortfalls  with  respect to the related loan group to the extent not covered by subordination or the servicer,  including  Prepayment  Interest Shortfalls and, in the case of each class of the  Class M  Certificates,  the  interest  portions  of Realized
Losses  allocated  solely to that class of  certificates.  These shortfalls will not be offset by a  reduction  in the  servicing  fees  payable  to the  servicer  or  otherwise,  except as
described  in  this  term  sheet   supplement  with  respect  to  some   Prepayment   Interest
Shortfalls.   See  "Yield   Considerations"   in  the  prospectus  and   "Description  of  the
Certificates--Interest  Distributions"  in this term sheet  supplement  for a discussion of the effect  of  principal  prepayments  on the  mortgage  loans on the  yield to  maturity  of the offered certificates and possible shortfalls in the collection of interest.

        The yield to  investors  in the offered  certificates  will be affected by  Prepayment
Interest  Shortfalls  on mortgage  loans in the related  loan group with  respect to mortgagor prepayments made in the month preceding any  distribution  date, or in the case of prepayments in full,  during the related  Prepayment  Period,  to the extent that those shortfalls  exceed
the  amount  offset  by  the  servicer.   See   "Description   of  the   Certificates--Interest
Distributions" in this term sheet supplement.

        Purchase  Price:  In  addition,  the yield to  maturity  on each class of the  offered certificates  will  depend  on,  among  other  things,  the price  paid by the  holders of the offered  certificates  and the  related  Pass-Through  Rate.  The extent to which the yield to maturity of an offered  certificate is sensitive to  prepayments  will depend,  in part,  upon the degree to which it is  purchased  at a discount  or  premium.  In  general,  if a class of offered  certificates is purchased at a premium and principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than  anticipated  at the time of  purchase.  Conversely,  if a class of offered certificates  is purchased at a discount and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated  at the time of purchase.  For additional  considerations  relating to the yield on the  certificates,  see  "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations" in the prospectus.

        Sequentially Paying  Certificates:  The Senior  Certificates,  other than the Class PO
Certificates  and  Interest  Only  Certificates,  are  entitled  to receive  distributions  in accordance  with various  priorities  for payment of principal as described in this term sheet supplement and the final term sheet for a class of  certificates.  Distributions  of principal on classes  having an earlier  priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool.  The timing of  commencement  of principal  distributions  and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment  of the mortgage  loans both before and after the commencement of principal distributions on those classes.

        Lockout  Certificates:  Investors  in the  Lockout  Certificates  should be aware that because the Lockout  Certificates  do not receive any  distributions  of payments of principal until  distribution  dates  in  the  future  and  for  a  period  thereafter  will  receive  a disproportionately  small portion of payments of principal,  unless the Certificate  Principal
Balances  of the  Senior  Certificates,  other  than the  Lockout  Certificates  and  Class PO
Certificates,   have  been  reduced  to  zero,  the  weighted  average  life  of  the  Lockout
Certificates  will be longer  than  would  otherwise  be the case.  The  effect on the  market value of the Lockout  Certificates  of changes in market  interest  rates or market yields for similar securities will be greater than for other classes of Senior  Certificates  entitled to principal distributions.

        PAC   Certificates:   PAC   Certificates   will  be  structured   so  that   principal
distributions  generally will be made thereon in the amounts  scheduled  pursuant to the final term sheet for a class of  certificates,  assuming  that  prepayments  on the  mortgage  loans occur each month at a constant  level  within  the PAC  Targeted  Range,  and based on certain other assumptions.

        There can be no assurance that funds  available for  distribution  of principal on PAC
Certificates  will  result in the  Certificate  Principal  Balances  equaling  the  applicable
Planned  Principal  Balance for any distribution  date. To the extent that  prepayments  occur at a level below the PAC Targeted Range,  the funds available for principal  distributions  on
PAC  Certificates  on each  distribution  date may be  insufficient  to reduce the Certificate
Principal  Balance of PAC Certificates to the Planned  Principal Balance for that distribution date, and the weighted average life of PAC Certificates  may be extended.  Conversely,  to the extent that  prepayments  occur at a level above the applicable PAC Targeted Range,  after the
Certificate  Principal  Balances  of those  Senior  Certificates  specified  in the final term sheet for any class of  certificates  have been  reduced to zero,  the  Certificate  Principal
Balance of PAC  Certificates  may be  reduced  below the  Planned  Principal  Balance  and the weighted  average  life of PAC  Certificates  may be reduced.  In addition,  the  averaging of high and low mortgagor  prepayment rates,  even if the average  prepayment level is within the
PAC Targeted Range,  will not ensure the  distribution  on PAC  Certificates of an amount that will result in the Certificate  Principal  Balance equaling the Planned  Principal  Balance on any  distribution  date  because  the  balance of the related  Senior  Principal  Distribution
Amount  remaining  after  distributions  on PAC  Certificates  will  be  distributed  on  each distribution  date and therefore will not be available for  distributions  on PAC Certificates on later distribution dates.

        Investors  in PAC  Certificates  should be aware that any  stabilization  provided  by other Senior  Certificates  is sensitive to the rate of mortgagor  prepayments on the mortgage loans, and that the Certificate  Principal Balances of any such other Senior  Certificates may be reduced to zero significantly earlier than anticipated.

        It is very unlikely  that the mortgage  loans will prepay at any  particular  constant
rate.   Furthermore,   the  Planned  Principal  Balances  were  calculated  based  on  certain assumptions  which may differ from the actual  performance of the mortgage  loans.  The actual prepayment  rates that will result in the Certificate  Principal  Balance of PAC  Certificates
equaling the Planned  Principal  Balances  may differ from the rates used to  calculate  those amounts.  The prepayment rates that will result in the Certificate  Principal  Balances of PAC
Certificates  equaling  those amounts may vary over time as a result of the actual  prepayment experience  of the mortgage  loans.  Moreover,  because the Planned  Principal  Balances  were calculated  using certain  assumptions  regarding the mortgage  loans,  the actual  prepayment behavior  of the  individual  mortgage  loans  could be such  that the  amount  available  for distributions  of  principal  in  reduction  of  the  Certificate  Principal  Balance  of  PAC
Certificates  may not  result  in the  Certificate  Principal  Balance  thereof  equaling  the
Planned  Principal  Balances  even if  prepayments  were at a  constant  speed  within the PAC
Targeted Range.

        Accretion Directed Certificates and Accrual  Certificates:  On or prior to the related
Accretion  Termination  Date,  the  Accretion  Directed  Certificates,  as and  to the  extent described in this term sheet supplement,  will receive as monthly  principal  distributions an amount  equal to the Accrued  Certificate  Interest on the related  Accrual  Certificates  for such  distribution  date.  On or prior to the related  Accretion  Termination  Date,  interest shortfalls  allocated to Accrual  Certificates will reduce the amount added to the Certificate
Principal Balance of those  certificates  relating to interest accrued thereon and will result in a corresponding  reduction of the amount available for distributions  relating to principal on the Accretion Directed  Certificates.  Furthermore,  because these interest shortfalls will result in the Certificate  Principal Balance of Accrual  Certificates being less than it would otherwise  be, the amount of interest  that will accrue in the future on Accrual  Certificates
and  be  available  for  distributions   relating  to  principal  on  the  Accretion  Directed
Certificates  will be  reduced.  Accordingly,  the  weighted  average  life  of the  Accretion
Directed Certificates would be extended.

        In addition,  investors in Accrual  Certificates should also be aware that the related
Accretion   Termination  Date  may  be  later,  or  earlier,  than  otherwise  anticipated  if prepayments  occur slower,  or faster,  than  anticipated.  Investors in Accrual  Certificates should be aware that the  related  Accretion  Termination  Date could be  different  from that assumed at the time of purchase.

        Because  Accrual  Certificates  are not  entitled  to  receive  any  distributions  of interest,  other than as described in this prospectus supplement,  until the occurrence of the related Accretion  Termination Date, those  certificates will likely experience  greater price and  yield  volatility  than  would  mortgage  pass-through  certificates  that are  otherwise similar  but which are  entitled  to  current  distributions  of  interest.  Investors  should consider whether this volatility is suitable to their investment needs.

        Certificates with  Subordination  Features:  After the Certificate  Principal Balances
of the Class B  Certificates  have been reduced to zero, the yield to maturity on the class of
Class M  Certificates  then  outstanding  with the lowest  payment  priority will be extremely sensitive  to losses on the mortgage  loans and the timing of those losses  because the entire amount  of losses  that are  covered  by  subordination  will be  allocated  to that  class of
Class M  Certificates.  See  "--Class M  Certificate  Yield  Considerations"  below.  After the
Certificate  Principal  Balances of the Class M and Class B Certificates  have been reduced to zero,  the yield to maturity on any series of Senior  Support  Certificates  will be extremely sensitive  to losses  on the  mortgage  loans  and the  timing  of those  losses  because  all
Realized  Losses that would  otherwise be allocated  to other  classes of Senior  Certificates will first be allocated to such Senior Support  Certificates  until the Certificate  Principal
Balance  thereof  has been  reduced to zero.  Furthermore,  holders of classes  having a later priority of payment  bear a greater  risk of losses  than  holders of classes  having  earlier priority for distribution of principal.

        Weighted  Average  Life:  Weighted  average life refers to the average  amount of time that will elapse from the date of  issuance of a security to the date of  distribution  to the investor of each dollar  distributed  in reduction  of  principal of the security  assuming no losses.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which  principal of the mortgage loans in the related loan group is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

CLASS PO AND CLASS IO CERTIFICATES YIELD CONSIDERATIONS

        Because the Class PO  Certificates will be purchased at a discount,  the pre-tax yield on the Class PO  Certificates  will be adversely  affected by slower than expected payments of principal, including prepayments,  defaults,  liquidations and purchases of mortgage loans due to a breach of a representation and warranty, on the Discount Mortgage Loans.

        The yield to maturity on the  Class IO  Certificates  will be  extremely  sensitive to both the timing of receipt of prepayments  and the overall rate of principal  prepayments  and defaults on the mortgage loans, which rate may fluctuate  significantly  over time.  Investors in the Class IO  Certificates  should fully consider the risk that a rapid rate of prepayments on the mortgage  loans could result in the failure of those  investors to fully  recover their investments.

        For additional  considerations  relating to the yield on the certificates,  see "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

CLASS M CERTIFICATE YIELD CONSIDERATIONS

        If the Certificate  Principal  Balances of the Class B  Certificates have been reduced to zero,  the yield to  maturity  on the  Class M  Certificates  of the lowest  priority  will become  extremely  sensitive to losses on the mortgage loans,  the timing of those losses that are covered by  subordination,  because the entire amount of those losses will be allocated to the Class M  Certificates of lowest  priority.  If the Certificate  Principal  Balances of the
Class B  Certificates  and Class M  Certificates  of the lowest  priority have been reduced to zero,  the  yield  to  maturity  on the  other  Class M  Certificates  will  become  extremely sensitive  to losses on the  mortgage  loans,  the timing of those  losses that are covered by subordination,  because  the entire  amount of those  losses  will be  allocated  to the other
Class M Certificates.

        There can be no assurance that the mortgage  loans will prepay at any particular  rate or that Realized Losses will be incurred at any particular level.

        Investors are urged to make their investment  decisions based on their  determinations as to  anticipated  rates of  prepayment  and Realized  Losses  under a variety of  scenarios.
Investors in the Class M  Certificates  and  particularly  in the Class M  Certificates of the lowest  priority  should fully  consider the risk that Realized  Losses on the mortgage  loans could  result in the  failure of those  investors  to fully  recover  their  investments.  For
additional   considerations   relating   to  the  yield  on  the   certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS R CERTIFICATES

        The  Class R   Certificateholders'   after-tax   rate  of  return  on  their   Class R
Certificates  will reflect their pre-tax rate of return,  reduced by the taxes  required to be paid with respect to the Class R  Certificates.  Holders of Class R  Certificates may have tax liabilities with respect to their Class R  Certificates  during the early years of the trust's term that  substantially  exceed any distributions  payable thereon during any such period. In addition,  holders of Class R  Certificates  may have tax  liabilities  with  respect to their
Class R  Certificates,  the present value of which substantially  exceeds the present value of distributions  payable  thereon and of any tax benefits  that may arise with respect  thereto.
Accordingly,  the after-tax rate of return on the Class R  Certificates may be negative or may otherwise  be  significantly  adversely  affected.  The timing  and  amount of taxable  income attributable to the Class R  Certificates  will depend on, among other things,  the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

        The Class R  Certificateholders  should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those  holders in  connection  with the purchase of the Class R  Certificates  on after-tax  rates of return on the Class R  Certificates.  See
"Material  Federal  Income  Tax  Consequences"  in  this  term  sheet  supplement  and  in the prospectus.

                               POOLING AND SERVICING AGREEMENT

GENERAL

        The certificates will be issued under the pooling and servicing  agreement.  Reference is made to the  prospectus  for important  information  in addition to that  described in this term  sheet  supplement  regarding  the terms and  conditions  of the  pooling  and  servicing agreement and the offered  certificates.  The depositor  will provide a prospective  or actual certificateholder  without  charge,  on written  request,  a copy,  without  exhibits,  of the pooling and servicing  agreement.  Requests should be addressed to the President,  Residential
Asset Mortgage  Products,  Inc.,  8400  Normandale  Lake  Boulevard,  Suite 250,  Minneapolis,
Minnesota 55437.

        The  offered  certificates  will  be  transferable  and  exchangeable  at  the  office designated  by the trustee,  who will also serve as  certificate  registrar  and paying agent.
Wells Fargo Bank,  National  Association,  will be the trustee under the pooling and servicing agreement.

        Under the pooling and  servicing  agreement,  transfers  of Class R  Certificates  are prohibited  to any  non-United  States  person.  Transfers  of the  Class R  Certificates  are additionally  restricted  as described in the pooling and servicing  agreement.  See "Material
Federal Income Tax  Consequences" in this term sheet  supplement and "Material  Federal Income
Tax  Consequences--Taxation  of Owners of REMIC Residual  Certificates"  in the prospectus.  In addition to the  circumstances  described in the  prospectus,  the depositor may terminate the trustee for cause  under  specified  circumstances.  See "The  Agreements--The  Trustee" in the prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The  principal  servicing  compensation  to be paid to the  servicer in respect of its servicing  activities  will be equal to 0.250% per  annum,  based on the  aggregate  principal balance of the mortgage  loans.  The servicer will retain all  assumption  fees,  late payment charges and prepayment  penalties,  to the extent collected from  mortgagors,  and any benefit which may  accrue as a result  of the  investment  of funds in the  Custodial  Account  or the
Payment Account.

        The servicer, or, if specified in the pooling and servicing agreement,  the trustee on behalf of the trust,  will pay or cause to be paid certain  ongoing  expenses  associated with the trust and  incurred by the  servicer in  connection  with its  responsibilities  under the pooling  and  servicing  agreement,  including,  without  limitation,  payment of the fees and disbursements  of the  trustee and the  custodian.  In  addition,  as  indicated  in this term sheet  supplement,  the  servicer  will be entitled  to  reimbursements  for certain  expenses incurred  by it in  connection  with  liquidated  mortgage  loans and in  connection  with the restoration  of mortgaged  properties,  as well as unpaid  servicing  fees in connection  with liquidated  mortgage loans,  which rights of reimbursement and payment are prior to the rights of  certificateholders  to receive  any  related  liquidation  proceeds,  including  insurance proceeds.

CUSTODIAL ARRANGEMENTS

        The  trustee  will be  directed  to  appoint  GMAC Bank to serve as  custodian  of the mortgage  loans.  The  custodian  is an  affiliate  of the  depositor,  the  servicer  and the sponsor.  The servicer  will not have any  custodial  responsibility  for the mortgage  loans.
The  custodian  will  maintain  mortgage  loan  files  that  contain  originals  of the notes, mortgages,  assignments  and  allonges  in vaults  located  at in  Horsham,  Pennsylvania  and
Waterloo,  Iowa.  Only the  custodian  has  access to these  vaults.  A  shelving  and  filing system  segregates the files relating to the mortgage loans from other assets  serviced by the servicer.

THE SERVICER

        GMAC  Mortgage  Corporation,  an indirect  wholly-owned  subsidiary  of GMAC  Mortgage
Group,  Inc.  and an  affiliate of the  depositor,  will act as servicer for the  certificates under the  pooling  and  servicing  agreement.  For a  general  description  of GMAC  Mortgage
Corporation and its activities,  see above  "Sponsor,  Servicer and  Originators" in this term sheet supplement.

        The  servicer  will  be  responsible  for  servicing  the  mortgage  loans.  Servicing responsibilities include:

        o      communicating with borrowers;

        o      sending monthly remittance statements to borrowers;

        o      collecting payments from borrowers;

        o      recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);

        o      accurate and timely  accounting,  reporting and remittance of the principal and interest  portions of monthly  installment  payments to the servicer,  together with any other sums paid by borrowers that are required to be remitted;

        o      accurate  and  timely  accounting  and  administration  of escrow  and  impound accounts, if applicable;

        o      accurate and timely reporting of negative amortization amounts, if any;

        o      paying escrows for borrowers, if applicable;

        o      calculating and reporting payoffs and liquidations;

        o      maintaining an individual file for each loan;

        o      maintaining   primary  mortgage   insurance   commitments  or  certificates  if
required, and filing any primary mortgage insurance claims;

        o      approval of loss mitigation strategies;

        o      management and liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure;

        o      reconciling servicing activity with respect to the mortgage loans;

        o      calculating remittance amounts to certificateholders;

        o      sending remittances to the trustee for distributions to certificateholders;

        o      investor and tax reporting;

        o      coordinating loan repurchases; and

        o      providing  certain  notices  and  other  responsibilities  as  detailed  in the pooling and servicing agreement.

        The servicer may,  from time to time,  outsource  certain of its servicing  functions, such as foreclosure  management,  although any such  outsourcing will not relieve the servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

        The servicer  will  segregate and hold all funds  collected  and received  pursuant to each mortgage  loan separate and apart from any of its own funds and general  assets and shall establish and maintain one or more  Custodial  Accounts held in trust.  The Custodial  Account must be  maintained as a segregated  account,  separate and apart from trust funds created for mortgage pass through certificates of other series, and the other accounts of the servicer.

        For a general  description of material  terms  relating to the  servicer's  removal or replacement,  see "The Pooling and Servicing  Agreement"--Rights  Upon Event of Default" in the
prospectus.

REPORTS TO CERTIFICATEHOLDERS

        On each  distribution  date, a  distribution  date statement will be made available to each  certificateholder  setting forth certain  information with respect to the composition of the  payment  being  made,  the  Certificate  Principal  Balance  or  Notional  Amount  of  an
individual  certificate  following the payment and certain other  information  relating to the certificates and the mortgage loans.

        The trustee  will make the  distribution  date  statement  (and,  at its  option,  any additional  files  containing the same  information in an alternative  format)  available each month to  certificateholders  and other parties to the pooling and servicing agreement via the trustee's  internet  website  at  "www.ctslink.com".  Certificateholders  with  questions  may direct them to the trustee's  investor  relations desk at (301) 815-6600.  For purposes of any electronic version of this term sheet supplement,  the preceding uniform resource locator,  or
URL,  is an  inactive  textual  reference  only.  We have taken  steps to ensure that this URL reference was inactive at the time the  electronic  version of this term sheet  supplement was created.  See also  "Pooling and Servicing  Agreement-Reports  to  Certificateholders"  in the
prospectus for a more detailed description of certificateholder reports.

VOTING RIGHTS

        There  are  actions  specified  in the  prospectus  that may be taken  by  holders  of certificates  evidencing a specified  percentage of all  undivided  interests in the trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting  rights.  98% of  all  voting  rights  will  be  allocated  among  all  holders  of the certificates,  other  than  the  Interest  Only  Certificates  and  Class R  Certificates,  in
proportion  to their  then  outstanding  Certificate  Principal  Balances,  1.0% of all voting rights  will be  allocated  among the  holders of the  Class IO  Certificates  and 1.0% of all voting  rights will be allocated  among the holders of the Class R  Certificates.  The pooling and  servicing  agreement  may be amended  without  the  consent of the holders of the Class R
Certificates in specified circumstances.

TERMINATION

        The  circumstances  under which the  obligations  created by the pooling and servicing agreement  will  terminate  relating  to the offered  certificates  are  described  under "The
Agreements--Termination;  Retirement of Securities" in the  prospectus.  The servicer will have the option,  on any distribution  date on which the aggregate Stated Principal  Balance of the mortgage  loans is less than 10% of the aggregate  principal  balance of the mortgage loans as of the cut-off date,  either to purchase all remaining  mortgage loans and other assets in the trust,  thereby  effecting early  retirement of the offered  certificates  or to purchase,  in whole  but not in part,  the  certificates.  Any such  purchase  of  mortgage  loans and other assets  of the  trust  shall be made at a price  equal  to the sum of (a)  100% of the  unpaid principal  balance of each  mortgage  loan or the fair market value of the related  underlying mortgaged  properties  with  respect to  defaulted  mortgage  loans as to which  title to such mortgaged  properties  has been  acquired if such fair  market  value is less than such unpaid principal balance, net of any unreimbursed  Advance attributable to principal,  as of the date of  repurchase  plus (b)  accrued  interest  thereon  at the Net  Mortgage  Rate  to,  but not including, the first day of the month in which the repurchase price is distributed.

        Distributions on the certificates  relating to any optional  termination will be paid, first, to the Senior  Certificates,  second, to the Class M Certificates in the order of their payment  priority  and,  third,  to  the  Class B  Certificates.  The  proceeds  of  any  such distribution  may  not  be  sufficient  to  distribute  the  full  amount  to  each  class  of certificates  if the  purchase  price  is  based  in  part on the  fair  market  value  of the underlying  mortgaged  property  and the fair  market  value is less than  100% of the  unpaid principal  balance of the related  mortgage loan. Any such purchase of the  certificates  will be made at a price  equal  to 100% of  their  Certificate  Principal  Balance  plus the sum of
interest   thereon   for  the   immediately   preceding   Interest   Accrual   Period  at  the
then-applicable  Pass-Through  Rate and any previously  unpaid Accrued  Certificate  Interest.
Upon the  purchase  of such  certificates  or at any time  thereafter,  at the  option  of the servicer,  the mortgage loans may be sold,  thereby effecting a retirement of the certificates and the  termination of the trust,  or the  certificates so purchased may be held or resold by the servicer.

        Upon  presentation  and surrender of the offered  certificates  in connection with the termination of the trust or a purchase of certificates  under the  circumstances  described in the two preceding  paragraphs,  the holders of the offered  certificates will receive,  to the extent of available funds,  which will be allocated first to the Senior  Certificates and then to the Subordinate  Certificates in accordance with their payment priorities,  an amount equal to the Certificate  Principal  Balance of that class plus interest thereon for the immediately
preceding  Interest  Accrual  Period  at  the  then-applicable   Pass-Through  Rate  plus  any
previously  unpaid Accrued  Certificate  Interest.  However,  distributions  to the holders of the most subordinate  class of certificates  outstanding will be reduced,  as described in the preceding  paragraph,  in the case of the  termination of the trust  resulting from a purchase of all the assets of the trust.

THE TRUSTEE

        Wells Fargo Bank, National  Association ("Wells Fargo Bank") will act as trustee under the Pooling and Servicing  Agreement.  Wells Fargo Bank is a national banking  association and a  wholly-owned  subsidiary  of  Wells  Fargo &  Company.  A  diversified  financial  services company  with  approximately  $397  billion  in  assets,  24  million  customers  and  143,000 employees,  Wells Fargo & Company is among the leading U.S. bank holding companies,  providing banking,  insurance,  trust,  mortgage and consumer  finance  services  throughout  the United
States  and  internationally.   Wells  Fargo  Bank  provides  retail  and  commercial  banking
services  and  corporate  trust,  custody,   securities  lending,  securities  transfer,  cash
management,  investment  management and other  financial and fiduciary  services.  The sponsor and the depositor may maintain  banking and other  commercial  relationships  with Wells Fargo
Bank and its  affiliates.  Wells Fargo Bank's  principal  corporate  trust offices are located at 9062 Old Annapolis  Road,  Columbia,  Maryland  21045-1951  and its office for  certificate transfer  services is located at Sixth Street and  Marquette  Avenue,  Minneapolis,  Minnesota
55479.

        Wells Fargo Bank has provided  corporate  trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of  transactions  and asset  types,  including  corporate  and
municipal  bonds,   mortgage-backed  and  asset-backed   securities  and  collateralized  debt
obligations.  As of  November  30,  2005,  Wells Fargo Bank was acting as trustee on more than
1,500 series of residential  mortgage-backed  securities with an aggregate  principal  balance of approximately $570,000,000,000.

        Unless an event of default  has  occurred  and is  continuing  under the  pooling  and servicing  agreement,  the trustee will perform only such duties as are specifically set forth in the  pooling  and  servicing  agreement.  If an event of default  occurs and is  continuing under the pooling and  servicing  agreement,  the trustee is required to exercise  such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the  servicer  or  appointing  a  successor  servicer,  and use the same degree of care and skill in their exercise as a prudent  investor  would exercise or use under the  circumstances in the conduct of such  investor's own affairs.  Subject to certain  qualifications  specified in the pooling and  servicing  agreement,  the  trustee  will be liable for its own  negligent action, its own negligent failure to act and its own willful misconduct for actions.

        The trustee's duties and  responsibilities  under the pooling and servicing  agreement include  collecting  funds  from the  servicer  to  distribute  to  certificateholders  at the direction of the servicer,  providing  certificateholders  and applicable rating agencies with monthly  distribution  statements and notices of the occurrence of a default under the pooling and servicing agreement,  removing the servicer as a result of any such default,  appointing a successor servicer, and effecting any optional termination of the trust.

        The  servicer  will pay to the trustee  reasonable  compensation  for its services and reimburse  the  trustee  for all  reasonable  expenses  incurred  or made  by the  trustee  in accordance  with any of the  provisions  of the pooling and  servicing  agreement,  except any such expense as may arise from the trustee's  negligence  or bad faith.  The servicer has also agreed to indemnify  the trustee for any losses and expenses  incurred  without  negligence or willful  misconduct on the trustee's part arising out of the acceptance and  administration of the trust.

        The trustee may resign at any time, in which event the depositor  will be obligated to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be  eligible to continue as trustee  under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor trustee  will not become  effective  until  acceptance  of the  appointment  by the  successor trustee.

        Any costs  associated  with  removing  and  replacing  a  trustee  will be paid by the servicer.

PERMITTED INVESTMENTS

        All  funds  in the  Custodial  Account  attributable  to the  mortgage  loans  must be invested in  permitted  investments  which may not mature  later than the  business day before each  distribution  date next  following  the date of such  investment  (with the exception of certain amounts held for future  distribution)  and which may not be sold or disposed of prior to their  maturities.  All income and gain realized from any such investment  shall be for the benefit of the  servicer  as  additional  servicing  compensation  and shall be subject to its withdrawal  or order from time to time.  The amount of any losses  incurred  in respect of any such  investments  attributable  to the investment of amounts in respect of the mortgage loans shall be deposited in the Custodial  Account by the servicer out of its own funds  immediately as realized without any right of reimbursement.

        One or more of the following  obligations or securities will be considered a permitted investment:

        (1)    obligations  of or guaranteed as to timely payment of principal and interest by the United States or any agency or  instrumentality  thereof when such  obligations are backed by the full faith and credit of the United States;

        (2)    repurchase  agreements on obligations specified in clause (1) maturing not more than one month from the date of acquisition  thereof,  provided that the unsecured  short-term debt  obligations of the party agreeing to repurchase  such  obligations are at the time rated by each rating agency in its highest short-term rating available;

        (3)    federal funds,  certificates  of deposit,  demand  deposits,  time deposits and bankers'  acceptances  (which  shall each have an  original  maturity of not more than 90 days and,  in the case of  bankers'  acceptances,  shall in no event have an  original  maturity of more  than 365 days or a  remaining  maturity  of more  than 30 days)  denominated  in  United
States  dollars of any U.S.  depository  institution or trust company  incorporated  under the laws of the  United  States  or any  state  thereof  or of any  domestic  branch  of a foreign depository  institution or trust company;  provided,  that the short-term debt  obligations of such  depository  institution  or trust  company (or, if the only rating  agency is Standard &
Poor's,  in the case of the  principal  depository  institution  in a  depository  institution holding company,  debt obligations of the depository  institution holding company) at the date of  acquisition  thereof  have been  rated by each  rating  agency in its  highest  short term rating  available;  and provided  further that, if the only rating agency is Standard & Poor's and if the  depository  or trust company is a principal  subsidiary of a bank holding  company and the debt obligations of such subsidiary are not separately  rated,  the applicable  rating shall be that of the bank  holding  company;  and,  provided  further  that,  if the  original maturity  of such short term debt  obligations  of a domestic  branch of a foreign  depository institution or trust company shall exceed 30 days, the short-term  rating of such  institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the rating agency;

        (4)    commercial paper and demand notes (having original  maturities of not more than
365 days) of any  corporation  incorporated  under the laws of the United  States or any state thereof which on the date of  acquisition  has been rated by each rating agency in its highest short-term  rating  available;  provided  that such  commercial  paper  shall have a remaining maturity of not more than 30 days;

        (5)    any  mutual  fund,  money  market  fund,  common  trust  fund or  other  pooled investment  vehicle,  the assets of which are  limited to  instruments  that  otherwise  would constitute  permitted  investments  under the Pooling and  Servicing  Agreement  and have been rated by each rating  agency in its highest  short term rating  available,  including any such fund that is managed by the trustee or any  affiliate  of the trustee or for which the trustee or any of its affiliates acts as an adviser; and

        (6)    other  obligations or securities that are acceptable to each rating agency as a permitted  investment  hereunder  and will not  reduce  the  rating  assigned  to any class of certificates  by such rating agency below the lower of the  then-current  rating or the rating assigned to such  certificates as of delivery  thereof by such rating agency,  as evidenced in writing;

provided,  however,  no instrument  shall be a permitted  investment if it represents,  either
(1) the  right  to  receive  only  interest  payments  with  respect  to the  underlying  debt instrument  or (2) the right to receive  both  principal  and interest  payments  derived from obligations  underlying such  instrument and the principal and interest  payments with respect to such instrument  provide a yield to maturity  greater than 120% of the yield to maturity at par of such  underlying  obligations.  References  herein to the highest  rating  available on unsecured  long-term  rating  category  available  shall  mean AAA in the case of each  rating agency,  and references herein to the highest  short-term rating category available shall mean
A 1+ in the case of each rating agency.

                                       USE OF PROCEEDS

        The proceeds from the sale of the  certificates  will be used to purchase the mortgage loans from the depositor.  See "Method of Distribution" in this term sheet supplement.

                                 CERTAIN LEGAL CONSIDERATIONS

        A portion of the  mortgage  loans (by  aggregate  principal  balance as of the cut off date) may be initially  originated or purchased by GMAC Bank,  and  subsequently  sold to GMAC
Mortgage  Corporation.  GMAC Bank is a federal  savings bank whose deposits are insured to the applicable  limits by the FDIC. If GMAC Bank were to become  insolvent,  the FDIC could act as conservator  and, if a receiver  were  appointed,  would act as a receiver  for GMAC Bank.  As receiver,  the FDIC would have broad powers to  repudiate  contracts to which GMAC Bank was or is a party to if the FDIC determined  that the contracts were burdensome and that  repudiation would  promote the orderly  administration  of GMAC Bank's  affairs.  Moreover,  no  agreement tending to diminish or defeat the FDIC's  interest in an asset  acquired  from GMAC Bank would be enforceable against the FDIC unless the agreement meets specified legal requirements.

        Although  the FDIC has  adopted a rule  stating  that it will not use its  repudiation power  to  reclaim,  recover  or  recharacterize  as  property  of an FDIC  insured  bank  any
financial  assets   transferred  by  the  bank  in  connection  with  certain   securitization
transactions,  it is not clear that the  transfers of the mortgage  loans from GMAC Bank would enjoy the  benefit  of such rule.  If the FDIC were to assert  that the rule does not apply to these  transfers  of mortgage  loans by GMAC Bank or that these  transfers  do not comply with certain banking laws,  collections on those mortgage loans may be delayed or reduced,  thereby potentially delaying or decreasing payments on the certificates.

                                      LEGAL PROCEEDINGS

        There are no material pending legal or other proceedings  involving the mortgage loans or GMAC Mortgage Corporation,  as sponsor, servicer or originator,  Residential Asset Mortgage
Products,  Inc., as depositor,  the Trust as the issuing entity, or other parties described in
Item 1117 of  Regulation  AB  promulgated  by the  Commission,  that,  individually  or in the aggregate, would have a material adverse impact on investors in the offered certificates.

        GMAC Mortgage  Corporation is currently a party to various legal  proceedings  arising from  time to time in the  ordinary  course of its  businesses,  some of which  purport  to be class actions.  Based on information  currently available,  it is the opinion of GMAC Mortgage
Corporation   that  the  eventual   outcome  of  any  currently   pending  legal   proceeding,
individually  or in the  aggregate,  will not have a material  adverse effect on their ability to perform their  obligations in relation to the mortgage  loans. No assurance,  however,  can be  given  that  the  final  outcome  of  these  legal  proceedings,  if  unfavorable,  either individually  or in the aggregate,  would not have a material  adverse impact on GMAC Mortgage
Corporation.  Any  such  unfavorable  outcome  could  adversely  affect  the  ability  of GMAC
Mortgage  Corporation  to perform its servicing  duties with respect to the mortgage loans and potentially lead to the replacement of GMAC Mortgage Corporation with a successor servicer.

                           MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The  following is a general  discussion of  anticipated  material  federal  income tax consequences  of the purchase,  ownership and  disposition of the  certificates  offered under this term sheet supplement.

        Upon issuance of the certificates,  Orrick, Herrington & Sutcliffe LLP, counsel to the depositor,  will issue its opinion generally to the effect that,  assuming compliance with all provisions  of the pooling and  servicing  agreement,  for federal  income tax  purposes,  the trust will qualify as one or more REMICs under the Internal Revenue Code.

        For federal income tax purposes:

o       the Class R  Certificates  will  constitute  ownership  of the sole class of "residual certificates" in each of the one or more REMICs; and

o       each  class  of  Senior  Certificates  (other  than  the  Class R   Certificates)  and
               Subordinate  Certificates will represent  ownership of "regular interests" in a
               REMIC and will generally be treated as debt instruments of a REMIC.

See "Material Federal Income Tax Consequences" in the prospectus.

        For federal  income tax purposes,  the Class IO  Certificates  will, and the remaining classes of offered  certificates  may, be treated as having been  issued with  original  issue discount.  The prepayment  assumption  that will be used in determining the rate of accrual of original  issue  discount,  market  discount  and  premium,  if any,  for  federal  income tax purposes will be based on the  assumption  that,  subsequent to the date of any  determination the  mortgage  loans will prepay at a rate equal to 300% PSA. No  representation  is made that the  mortgage  loans will  prepay at that rate or at any other  rate.  See  "Material  Federal
Income  Tax  Consequences--General"  and  "--Taxation  of  Owners  of REMIC  and  FASIT  Regular
Certificates--Original Issue Discount" in the prospectus.

        The  holders  of the  offered  certificates  will be  required  to  include  in income interest on their certificates in accordance with the accrual method of accounting.

        This  paragraph  applies to the portion of each  offered  certificate,  other than the
Class R  Certificates.  The  offered  certificates  will be  treated  as assets  described  in
Section 7701(a)(19)(C)   of  the  Internal   Revenue  Code  and  "real  estate  assets"  under
Section 856(c)(4)(A)  of the Internal  Revenue Code generally in the same  proportion that the assets of the trust would be so treated.  In  addition,  interest on the offered  certificates will be treated as "interest on  obligations  secured by  mortgages  on real  property"  under
Section 856(c)(3)(B)  of the Internal  Revenue Code  generally to the extent that such offered certificates  are treated as "real estate assets" under  Section 856(c)(4)(A)  of the Internal
Revenue Code.  Moreover,  the offered  certificates  will be "qualified  mortgages" within the meaning of  Section 860G(a)(3)  of the Internal Revenue Code. However,  prospective  investors
in  offered   certificates   that  will  be   generally   treated  as  assets   described   in
Section 860G(a)(3)  of the  Internal  Revenue  Code  should  note that,  notwithstanding  such treatment,  any repurchase of such a certificate  pursuant to the right of the servicer or the depositor to repurchase such offered  certificates  may adversely  affect any REMIC that holds such offered  certificates  if such  repurchase is made under  circumstances  giving rise to a
Prohibited  Transaction  Tax. See "Pooling and Servicing  Agreement--Termination"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences--Taxation  of Owners of REMIC
and FASIT Regular  Certificates"  in the prospectus.  The holders of the offered  certificates will be required to include in income  interest on their  certificates  in accordance with the accrual method of accounting.

        For further information  regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO CLASS R CERTIFICATES

        The Internal Revenue Service has issued REMIC  regulations under the provisions of the
Internal Revenue Code that  significantly  affect holders of Class R  Certificates.  The REMIC regulations  impose  restrictions  on the transfer or acquisition of some residual  interests, including  the Class R  Certificates.  The  pooling and  servicing  agreement  includes  other provisions regarding the transfer of Class R Certificates, including:

        (1)    the  requirement  that any  transferee  of a  Class R  Certificate  provide  an affidavit representing that the transferee:

o       is not a disqualified organization;

o       is not acquiring the Class R Certificate on behalf of a disqualified organization; and

o       will maintain that status and will obtain a similar  affidavit from any person to whom the transferee shall subsequently transfer a Class R Certificate;

        (2)    a  provision  that any  transfer  of a Class R  Certificate  to a  disqualified organization shall be null and void; and

        (3)    a grant to the  servicer  of the  right,  without  notice to the  holder or any prior  holder,  to sell to a purchaser  of its choice any  Class R  Certificate that shall become owned by a  disqualified  organization  despite the first two provisions above.

        In addition,  under the pooling and servicing agreement,  the Class R Certificates may not be transferred to non-United States persons.

        The REMIC  regulations  also  provide  that a transfer  to a United  States  person of
"noneconomic"  residual interests will be disregarded for all federal income tax purposes, and that the purported  transferor of  "noneconomic"  residual  interests  will continue to remain liable  for any taxes due with  respect to the income on the  residual  interests,  unless "no significant  purpose of the  transfer  was to impede the  assessment  or  collection  of tax."
Based on the REMIC regulations,  the Class R Certificates may constitute  noneconomic residual interests  during  some or all of their  terms  for  purposes  of the REMIC  regulations  and, accordingly,  unless no  significant  purpose of a transfer  is to impede  the  assessment  or collection of tax,  transfers of the Class R  Certificates  may be  disregarded  and purported transferors  may  remain  liable  for any  taxes due  relating  to the  income on the  Class R
Certificates.  Recently  finalized  REMIC  regulations  provide for a safe harbor  under which transfers of  noneconomic  residual  interests  may be respected  if the  transferee  provides certain  representations.  See "Material  Federal Income Tax  Consequences--Taxation  of Owners
of REMIC Residual  Certificates--Noneconomic  REMIC Residual  Certificates"  in the prospectus.
All transfers of the Class R  Certificates  will be restricted in accordance with the terms of the  pooling and  servicing  agreement  that are  intended  to reduce the  possibility  of any transfer  of  a  Class R  Certificate  being  disregarded  to  the  extent  that  the  Class R
Certificates   constitute  noneconomic  residual  interests.   Prior  to  purchasing  a  REMIC
residual  certificate,   prospective   purchasers  should  consider  the  possibility  that  a
purported  transfer  of the  REMIC  residual  certificate  by  such  a  purchaser  to  another purchaser  at some future  date may be  disregarded  in  accordance  with the  above-described rules which would result in the  retention of tax liability by that  purchaser.  See "Material
Federal    Income    Tax     Consequences--Taxation     of    Owners    of    REMIC    Residual
Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

        The Class R  Certificateholders will be required to report on their federal income tax returns as  ordinary  income  their  share of taxable  income of the REMIC  regardless  of the amount  or timing  of their  receipt  of cash  payments.  See  "Material  Federal  Income  Tax
Consequences--Taxation  of Owners of REMIC Residual  Certificates--General"  in the  prospectus.
The requirement that the Class R  Certificateholders  report their share of the taxable income and net loss of the REMIC  will  continue  until the  principal  balances  of all  classes  of certificates  have been  reduced to zero,  even  though the  Class R  Certificateholders  have received full payment of their stated interest and principal, if any.

        The Class R  Certificateholders  may be required to report an amount of taxable income with  respect to the early  accrual  periods  that  significantly  exceeds  the amount of cash distributions  received  by such  Class R  Certificateholders  with  respect to such  periods.
Consequently,  the Class R  Certificateholders  should have other sources of funds  sufficient to pay any  federal  income  taxes due in the early  years as a result of their  ownership  of interests in such Class R  Certificates.  In addition,  the required  inclusion of this amount of taxable  income  during the early  accrual  periods and the deferral of  corresponding  tax losses or  deductions  until later accrual  periods or until the ultimate sale or  disposition of interests  in the Class R  Certificates  (or possibly  later under the "wash sale" rules of
Section 1091  of  the  Internal  Revenue  Code)  may  cause  the  Class R  Certificateholders'
after-tax  rate of  return  to be zero or  negative  even if the  Class R  Certificateholders'
pre-tax  rate of  return  is  positive.  That  is,  on a  present  value  basis,  the  Class R
Certificateholders'  resulting tax liabilities could  substantially  exceed the sum of any tax benefits  and the amount of any cash  distributions  on such Class R  Certificates  over their life.

        Any payments  received by a holder of a Class R  Certificate  in  connection  with the acquisition of such  Certificate  will be taken into account in determining the income of such holder for federal  income tax  purposes.  The IRS has issued  regulations  that  require such payment  to be  included  in income  over time  according  to an  amortization  schedule  that reasonably  reflects  the costs and  benefits  of holding  the  Class R  Certificate  over its expected life. The  regulations  also provide two more specific  methods that will be accepted as meeting the general  test set forth above for  determining  the timing and amount of income inclusion.  One  generally  follows  the method of  inclusion  used by the  taxpayer  for GAAP purposes,  but not over a period  shorter  than the period over which the REMIC is expected to generate  income.  The other  calls  for  ratable  inclusion  over the  remaining  anticipated weighted  average life of the REMIC as of the time the Class R  Certificate  is transferred to the taxpayer.  Holders of Class R  Certificates  should consult their tax advisors  concerning the treatment of such payments for income tax purposes.

        Purchasers  of the Class R  Certificates  are  strongly  advised to consult  their tax advisors as to the economic and tax consequences of investment in the Class R Certificates.

        For further information  regarding the federal income tax consequences of investing in the Class R Certificates,  see "Certain Yield and Prepayment  Considerations--Additional  Yield
Considerations  Applicable  Solely to the Class R  Certificates" in this term sheet supplement
and  "Material   Federal  Income  Tax   Consequences--Taxation   of  Owners  of  REMIC  Class R
Certificates" in the prospectus.

Penalty Protection

        If penalties were asserted against  purchasers of the offered  certificates in respect of  their  treatment  of the  offered  certificates  for  tax  purposes,  the  summary  of tax considerations  contained,  and the opinions stated, herein and in the prospectus may not meet the  conditions  necessary  for  purchasers'  reliance on that  summary and those  opinions to exculpate them from the asserted penalties.

                                    METHOD OF DISTRIBUTION

        In accordance with the terms and conditions of the related underwriting  agreement for any series,  each underwriter set forth in any final term sheet and the prospectus  supplement for  that  series  with  respect  to any  class  of  offered  certificates  will  serve  as an underwriter  for each  applicable  class and will agree to  purchase  and the  depositor  will agree to sell the offered  certificates  of that series  identified  in the final term sheet--
other  than a de  minimis  portion of the Class R  Certificates.  A de minimis  portion of the
Class R  Certificates  will be retained by GMAC Mortgage  Corporation  and that portion is not offered  hereby.  Each  class  of  offered  certificates  being  sold to the  underwriter  are
referred  to  as  the  underwritten  certificates.   It  is  expected  that  delivery  of  the
underwritten  certificates,  other  than the Class R  Certificates,  will be made only in book entry form through the Same Day Funds  Settlement  System of DTC, and that the delivery of the
Class R  Certificates  will  be  made at the  offices  of the  applicable  underwriter  on the closing date for that series.

        In connection with the  underwritten  certificates,  the  underwriter  has agreed,  in accordance  with the terms and conditions of the  underwriting  agreement,  to purchase all of the underwritten certificates if any of the underwritten certificates are purchased thereby.

        The  underwriting  agreement  provides that the  obligations of the underwriter to pay for and accept delivery of the  underwritten  certificates are subject to, among other things, the  receipt  of legal  opinions  and to the  conditions,  among  others,  that no stop  order suspending the  effectiveness  of the depositor's  registration  statement shall be in effect, and that no  proceedings  for that  purpose  shall be  pending  before  or  threatened  by the
Commission.

        The distribution of the  underwritten  certificates by the underwriter may be effected from time to time in one or more negotiated  transactions,  or otherwise, at varying prices to be  determined  at the  time  of  sale.  Proceeds  to  the  depositor  from  the  sale  of the
underwritten   certificates  for  any  series,   before  deducting  expenses  payable  by  the
depositor, will be set forth in the prospectus supplement for the series.

        The   underwriter  may  effect  these   transactions   by  selling  the   underwritten
certificates to or through dealers,  and those dealers,  as agents,  may receive  compensation in the form of underwriting  discounts,  concessions or commissions from the  underwriter.  In connection with the sale of the  underwritten  certificates,  the underwriter may be deemed to have received  compensation from the depositor in the form of underwriting  compensation.  The underwriter and any other dealers that  participate  with the underwriter in the  distribution of the  underwritten  certificates,  may be deemed to be  underwriters  and any  profit on the resale of the  underwritten  certificates  positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        The   underwriting   agreement   provides  that  the  depositor   will  indemnify  the
underwriter,  and  that  under  limited  circumstances  the  underwriter  will  indemnify  the depositor  against  some  liabilities  under the  Securities  Act, or  contribute  to payments required to be made in respect thereof.

        The Class PO  Certificates  and Class IO  Certificates may be offered by the depositor from time to time  directly  or  through  an  underwriter  or agent in one or more  negotiated transactions,  or  otherwise,  at  varying  prices  to be  determined  at the  time  of  sale.
However,  there is currently no  underwriting  arrangement  in effect for these  certificates.
Proceeds  to  the  depositor  from  any  sale  of  the  Class PO   Certificates   or  Class IO
Certificates  will equal the  purchase  price  paid by their  purchaser,  net of any  expenses payable by the depositor and any compensation payable to any underwriter or agent.

        There is currently no secondary market for the offered  certificates.  The underwriter intends to make a secondary  market in the offered  certificates to be purchased by it, but is not  obligated  to do so. There can be no  assurance  that a secondary  market for the offered certificates  will  develop  or,  if it  does  develop,  that it will  continue.  The  offered certificates will not be listed on any securities exchange.

        The primary  source of  information  available  to  investors  concerning  the offered certificates  will be the monthly  statements  discussed in the prospectus under  "Description of the  Securities--Reports  to  Securityholders,"  which will  include  information  as to the outstanding  principal  balance of the offered  certificates.  There can be no assurance  that any additional  information  regarding the offered  certificates will be available through any other  source.  In  addition,  the  depositor is not aware of any source  through  which price information  about the  offered  certificates  will be  available  on an  ongoing  basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the  liquidity  of the  offered  certificates,  even if a  secondary  market  for the  offered certificates becomes available.

                                        LEGAL MATTERS

        Certain  legal  matters  relating  to the  certificates  will be  passed  upon for the depositor  by  Orrick,  Herrington  &  Sutcliffe  LLP,  Los  Angeles,  California  and for the
underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                                           RATINGS

        It will be a condition of the issuance of the offered  certificates that they be rated be  assigned  at least the  ratings  designated  in the  final  term  sheet for such  class of certificates by one or more rating agencies  including  Standard & Poor's Ratings Services,  a division of The McGraw Hill  Companies,  Inc.,  referred to in this term sheet  supplement  as
S&P, Moody's Investors  Service,  Inc.,  referred to in this term sheet supplement as Moody's, and Fitch Ratings, referred to in this term sheet supplement as Fitch.

        A security  rating  addresses  the  likelihood  of the  receipt by the  holders of the
offered   certificates  of  distributions  on  the  mortgage  loans.  The  rating  takes  into consideration  the  structural  and legal aspects  associated  with the offered  certificates.
The  ratings  on  the  offered  certificates  do  not  constitute   statements  regarding  the
possibility  that  the  holders  of the  offered  certificates  might  realize  a  lower  than anticipated  yield.  Further,  the ratings on the Interest  Only  Certificates  do not address whether  investors therein will recoup their initial  investments.  A security rating is not a recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security  rating should be evaluated independently  of any  other  security  rating.  In  the  event  that  the  ratings  initially assigned to the offered  certificates  are subsequently  lowered for any reason,  no person or entity is obligated to provide any additional  support or credit  enhancement  with respect to the offered certificates.

        The  depositor has not  requested a rating on the offered  certificates  by any rating agency  other  than  those  specified  in the final  term  sheet for such  classes  of offered certificates.  However,  there can be no assurance as to whether any other rating  agency will rate the offered  certificates,  or, if it does,  what  rating  would be assigned by any other rating agency.  A rating on the offered  certificates  by another  rating agency,  if assigned at all,  may be lower than the  ratings  assigned to the  offered  certificates  by the rating agencies specified in the final term sheet for the offered certificates.

        A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each security  rating  should be  evaluated  independently  of any other  security  rating.  In the event that the  ratings  initially  assigned  to the  offered  certificates  are  subsequently lowered for any reason,  no person or entity is  obligated to provide any  additional  support or credit enhancement with respect to the offered certificates.

        The rating  agencies have stated that it is their standard  policy to monitor  ratings on  publicly  offered  securities  for which a rating  has been  provided,  as to each  rating agency  rating each class of offered  certificates  in  accordance  with the rating  agencies'
particular  surveillance  policies,  unless the issuer requests a rating without surveillance.
A rating  agency  will  monitor  the rating it issues on an  ongoing  basis and may update the rating  after  conducting  its  regular  review  of the  issuer's  creditworthiness  or  after conducting a review of the status of the rating upon becoming  aware of any  information  that might  reasonably  be  expected  to  result  in a change  of  rating.  The  depositor  has not requested  that any rating agency not monitor their ratings of the offered  certificates,  and the depositor has not requested  that any rating agency use any  monitoring  procedures  other than their standard monitoring procedures.

        The fees paid by the  depositor  to the rating  agencies at closing  include a fee for
ongoing   surveillance  by  the  rating  agencies  for  so  long  as  any   certificates   are
outstanding.  However,  the  rating  agencies  are under no  obligation  to the  depositor  to continue to monitor or provide a rating on the certificates.

                                   LEGAL INVESTMENT MATTERS

        The offered certificates  identified in the final term sheet will constitute "mortgage related  securities"  for  purposes  of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies,  and, as such, are legal  investments for some  entities  to the extent  provided in SMMEA.  SMMEA  provides,  however,  that states could  override its  provisions on legal  investment  and restrict or condition  investment in mortgage  related  securities by taking  statutory action on or prior to October 3, 1991. Some states have enacted  legislation  which  overrides the  preemption  provisions  of SMMEA.  The remaining classes of offered  certificates will not constitute  "mortgage related  securities"
for purposes of SMMEA.

        One or more classes of the offered  certificates may be viewed as "complex securities"
under  TB13a,  which  applies  to  thrift  institutions  regulated  by the  Office  of  Thrift
Supervision,  or under TB73a,  which applies to savings  associations  regulated by the Office of Thrift Supervision.

        The depositor makes no representations as to the proper  characterization of any class of the offered  certificates for legal  investment or other purposes,  or as to the ability of particular  investors  to purchase  any class of the  offered  certificates  under  applicable legal  investment  restrictions.  These  uncertainties  may adversely  affect the liquidity of
any  class  of  offered   certificates.   Accordingly,   all  institutions   whose  investment
activities  are  subject  to  legal  investment  laws  and  regulations,   regulatory  capital
requirements or review by regulatory  authorities  should consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates  constitutes  a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the prospectus.

                                     ERISA CONSIDERATIONS

        Any  employee  benefit  plan  subject  to Title I of the  Employee  Retirement  Income
Security Act of 1974,  as amended  ("ERISA"),  plan  subject to  Section 4975  of the Internal
Revenue  Code,  or entity  deemed  to hold the plan  assets of the  foregoing  (each,  a "Plan
Investor") is encouraged to carefully  review with its legal advisors  whether the purchase or holding of offered  certificates could give rise to a transaction  prohibited or not otherwise permissible  under  ERISA or  Section 4975  of the  Internal  Revenue  Code.  The  purchase or holding of the offered certificates,  other than the Class R Certificates,  by or on behalf of a Plan  Investor may qualify for  exemptive  relief under the Issuer  Exemption,  as described under "ERISA  Considerations--Prohibited  Transaction  Exemptions"  in the  prospectus  if such certificates  are rated at least "BBB-" (or its equivalent) by S&P,  Moody's,  or Fitch at the time of purchase.  The Issuer  Exemption  contains a number of other  conditions which must be met for the Issuer  Exemption to apply,  including the requirement that any such Plan Investor must  be an  "accredited  investor"  as  defined  in Rule  501(a)(1)  of  Regulation  D of the
Commission under the Securities Act of 1933, as amended.

        Each beneficial owner of an offered certificate (or any interest therein),  other than the Class R  Certificates,  shall be deemed to have represented,  by virtue of its acquisition or holding of such  Certificate  (or interest  therein),  that either (i) it is not  acquiring the  Certificate  with plan assets of a Plan  Investor,  (ii) it has  acquired  and is holding such certificate in reliance on the Issuer  Exemption,  and that (1) it understands that there are certain  conditions  to the  availability  of the Issuer  Exemption,  including  that such certificate  must  be  rated,  at the  time  of  purchase,  not  lower  than  "BBB-"  (or  its equivalent)  by S&P,  Moody's or Fitch and (2) it is an  "accredited  investor"  as defined in
Rule 501(a)(1) of Regulation D of the  Securities  Act of 1933, as amended,  or (iii) (1) such acquirer or holder is an insurance  company,  (2) the source of funds used to acquire and hold such certificate (or interest  therein) is an "insurance  company general account" (as defined in U.S. Department of Labor ("DOL") Prohibited  Transaction  Class Exemption  ("PTCE") 95-60),
and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

        If any  offered  certificate  (or  any  interest  therein),  other  than  the  Class R
Certificates,  is acquired or held in violation of the  conditions  described in the preceding paragraph,  the next preceding  permitted  beneficial  owner will be treated as the beneficial owner of such  certificate,  retroactive  to the date of transfer to the purported  beneficial owner.  Any purported  beneficial  owner whose  acquisition or holding of any such certificate
(or interest  therein) was effected in violation of the conditions  described in the preceding paragraph  shall  indemnify and hold harmless the depositor,  the trustee,  the servicer,  the underwriter  and the  trust  from  and  against  any and all  liabilities,  claims,  costs  or expenses incurred by such parties as a result of such acquisition or holding.

        Because  the  exemptive  relief  afforded  by the  Issuer  Exemption  (or any  similar exemption  that  might be  available)  also will not  likely  apply to the  purchase,  sale or holding of the Class R  Certificates,  transfers  of such  certificates  to any Plan  Investor will not be  registered  by the trustee  unless the  transferee  provides the  depositor,  the trustee  and the  servicer  with an opinion  of counsel  satisfactory  to the  depositor,  the trustee and the  servicer,  which  opinion  will not be at the expense of the  depositor,  the trustee or the  servicer,  that the purchase of such Class R  Certificates  by or on behalf of such Plan Investor is  permissible  under  applicable  law, will not constitute or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal  Revenue Code and will not  subject  the  depositor,  the  trustee  or the  servicer  to any  obligation  in addition to those undertaken in the pooling and servicing agreement.

        Any fiduciary or other investor of a Plan  Investor's  assets that proposes to acquire or hold the offered  certificates  on behalf of a Plan  Investor is encouraged to consult with its counsel with respect to:  (a) whether  the specific and general  conditions  and the other requirements  in the Issuer  Exemption  would be  satisfied,  or whether any other  prohibited transaction  exemption  would  apply,  and  (b) the  potential  applicability  of the  general fiduciary  responsibility  provisions of ERISA and the  prohibited  transaction  provisions of
ERISA and  Section 4975 of the Internal  Revenue Code to the proposed  investment.  See "ERISA
Considerations" in the prospectus.

        The sale of any of the  offered  certificates  to a Plan  Investor  is in no respect a representation  by the  depositor  or the  underwriter  that  such  an  investment  meets  all relevant  legal  requirements  relating to  investments  by Plan  Investors  generally  or any particular  Plan  Investor,  or that such an  investment  is  appropriate  for Plan  Investors generally or any particular Plan Investor.